As Filed with the Securities and Exchange Commission on August 12, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

UNDER

THE SECURITIES ACT OF 1933

CRYPTYDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7379	87-2755739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

(866) 980-2818

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian McFadden

Chief Executive Officer

Cryptyde, Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

(866) 980-2818

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Bruce Newsome, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 12, 2022

PROSPECTUS

Cryptyde, Inc.

71,276,725 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named in this prospectus from time to time of up to 71,276,725 shares of our common stock, par value $0.001 per share. These 71,276,725 shares of common stock consist of:

●	15,050,315 shares of common stock (the “Additional January 2022 Note Shares”) issuable upon the conversion of the note (the “January 2022 Note”) that was issued pursuant to the securities purchase agreement (“January 2022 Purchase Agreement”), as amended by the amendment agreement (the “2022 Amendment Agreement”) between us and Hudson Bay Master Fund, Ltd. (“Hudson Bay”). The Additional January 2022 Note Shares being registered are in addition to those 3,333,333 shares issuable upon conversion of the January 2022 Note and previously registered on Form S-1, Registration No. 333-264777 (as amended, the “June 2022 S-1”) prior to the amendment of the January 2022 Note and the registration rights of Hudson Bay, which now require the registration of the Additional January 2022 Note Shares.

●	56,226,410 shares of common stock (the “Additional January 2022 Warrant Shares”) issuable upon the exercise of the warrant (the “January 2022 Warrant”) that was issued pursuant to the January 2022 Purchase Agreement. The Additional January 2022 Warrant Shares being registered are in addition to those 6,666,666 shares issuable upon exercise of the January 2022 Warrant and previously registered on the June 2022 S-1 prior to an adjustment to the number of shares common stock issuable upon the exercise of the January 2022 Warrant and the amendment of the registration rights of Hudson Bay, which now require the registration of the Additional January 2022 Warrant Shares.

The January 2022 Note and January 2022 Warrant were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act. We are registering the Additional January 2022 Note Shares and Additional January 2022 Warrant Shares issuable upon the conversion or exercise, as applicable, of the January 2022 Note and January 2022 Warrant, respectively, to allow the selling stockholder named herein to, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of common stock. The selling stockholder named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholder. However, we will receive proceeds from the exercise of the January 2022 Warrant if the January 2022 Warrant is exercised for cash.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholder will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “TYDE.” On August 11, 2022, the last reported sale price of our common stock was $1.12.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August    , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we incorporate by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Cryptyde,” “Tyde,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Cryptyde, Inc. and its consolidated subsidiaries.

Overview

We are a comprised of three main businesses, our Web3 Business, our Bitcoin Mining Services Business and our Packaging Business (collectively, the “Cryptyde Businesses”). Our Web3 Business plans to use decentralized blockchain technology in established consumer facing industries such as video games, music, and art. Our Bitcoin Mining Services Business is focused on bringing Bitcoin mining to the consumer level by offering Bitcoin mining equipment and co-location services. Our Packaging Business manufactures and sells custom packaging for a wide variety of products and through packaging helps customers generate brand awareness and promote brand image. Our Web3 Business expects to launch its first product in 2022, our Bitcoin Mining Services Business began making sales in the first quarter of 2022, and our Packaging Business has been in operation for over 50 years.

On June 29, 2022, the Company separated from its former parent company, Vinco Ventures Inc. (“Vinco”). As previously announced, we concluded a spin-off from Vinco (the “Separation”) and continue operating our Web3 Business, our Bitcoin Mining Services Business and our Packaging Business. The Separation occurred concurrently with the distribution (the “Distribution”) of our common stock to stockholders of Vinco as of May 18, 2022 (the “Record Date”) at a ratio of one share of our common stock for every ten shares of Vinco common stock held by the Vinco stockholders. Following the Separation, we are an independent, publicly traded company, and Vinco retains no ownership interest in our Company.

In connection with the Separation, we entered into a Separation and Distribution Agreement and other agreements with Vinco to effect the Separation and provide a framework for our relationship with Vinco after the Separation. These agreements provide for the allocation between us and our subsidiaries, on the one hand, and Vinco and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the Cryptyde Businesses, on the one hand, and Vinco’s other current businesses, on the other hand, and govern the relationship between our Company and our subsidiaries, on the one hand, and Vinco and its subsidiaries, on the other hand, following the Separation. In addition to the Separation and Distribution Agreement, the other principal agreements entered into with Vinco include a Tax Matters Agreement and certain commercial agreements.

For more information regarding risks associated with the Separation, see “Risk Factors.”

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Recent Financings

On January 26, 2022, the Company entered into the January 2022 Purchase Agreement with Hudson Bay for the issuance and sale of the January 2022 Note with an initial principal amount of $33,333,333 at a conversion price of $10.00 per share (“January 2022 Note Shares”), and the January 2022 Warrant to purchase up to 3,333,333 shares of our common stock with an initial exercise price of $10.00 per share (the “January 2022 Warrant Shares”), for consideration of $30,000,000 (the “January 2022 Offering”). The January 2022 Offering closed on May 5, 2022.

In connection with the January 2022 Offering, Cryptyde also entered into a registration rights agreement (the “Registration Rights Agreement”) with the same investor. This registration statement is being filed in accordance with the Registration Rights Agreement. In accordance with the Registration Rights Agreement, prior to amendment by the 2022 Amendment Agreement, Cryptyde filed the June 2022 S-1, which included all of the common stock underlying the January 2022 Note (3,333,333 shares of common stock at such time), and 200% of the common stock underlying the January 2022 Warrant (6,666,666 shares of common stock at such time).

In connection with the January 2022 Offering, Cryptyde, and its subsidiaries, as applicable, entered into guarantee agreements, a pledge agreement (the “Pledge Agreement”), a control agreement and all financing statements, security agreements, pledges, assignments, opinions of counsel, and other documents requested by the collateral agent in the January 2022 Offering.

On July 28, 2022, the Company entered into the 2022 Amendment Agreement with Hudson Bay to amend the January 2022 Purchase Agreement, the January 2022 Note and the Registration Rights Agreement.

Pursuant to the 2022 Amendment Agreement, the Company released an aggregate of $29,000,000 (the “Released Funds”) from the restricted funds account maintained in accordance with the January 2022 Purchase Agreement (the “Restricted Funds Account”) and, going forward, must deposit 50% of any Warrant Exercise Cash (as defined in the 2022 Amendment Agreement) into the Restricted Funds Account. As required by the 2022 Amendment Agreement, the Company used $22,000,000 of the Released Funds to repurchase from Hudson Bay $22,000,000 of the principal of the January 2022 Note. Pursuant to the 2022 Amendment Agreement, the conversion price of the balance of the January 2022 Note that remains was voluntarily adjusted to $1.06 (the “Adjustment”) and in accordance with the terms of the January 2022 Warrant, the exercise price of the warrant was adjusted to $1.06 as a result of the Adjustment. The 2022 Amendment Agreement also amended the Registration Rights Agreement to require the Company to register (i) the number of shares of common stock equal to 200% of the shares issuable upon conversion of the January 2022 Note and (ii) the number of shares of common stock equal to 200% of the shares issuable upon exercise of the January 2022 Warrant, assuming all cash has been released from the Restricted Funds Account and the number of shares of common stock issuable upon exercise of the January 2022 Warrant has been adjusted in accordance with Section 3(c) of the January 2022 Warrant.

As a result of the Adjustment, the Company is required to register 15,050,315 Additional January 2022 Note Shares and 56,226,410 Additional January 2022 Warrant Shares, in addition to those shares of common stock registered by the Company in the June 2022 S-1.

On January 26, 2022, the Company entered into a securities purchase agreement (the “Equity Private Placement”) with an accredited investor (the “Equity Investor”) for the issuance of 1,500,000 shares of Cryptyde’s common stock, and warrants (the “Equity Investor Warrants”) to purchase up to 1,500,000 shares of Common Stock with an exercise price of $8.00 per share of common stock. The Equity Private Placement closed on May 20, 2022. In accordance with the provisions of the Equity Private Placement, the Company registered the shares of common stock underlying the Equity Investor Warrants in the June 2022 S-1. In connection with the closing of the Equity Private Placement, the Company issued warrants exercisable into 240,000 shares of the Company’s common stock at an exercise price of $8.00 per share to Palladium Capital Group, LLC (“Palladium”) in connection with their role as placement agent. The Company registered the shares underlying the warrants issued to Palladium in the June 2022 S-1. In connection with the Adjustment, under the terms of the Equity Investor Warrants and the warrants issued to Palladium, the exercise price of such warrants have been reduced to match the conversion price of $1.06 applicable to the January 2022 Note.

On November 11, 2021, the Company entered into an amendment agreement (the “2021 Amendment Agreement”) by and among Vinco, Hudson Bay and the Company. In connection with the 2021 Amendment Agreement on May 18, 2022, the Company issued to Hudson Bay warrants exercisable into 8,652,419 shares of the Company’s common stock with an exercise price of $0.001 per share.

On May 18, 2022, in connection with its spin-off and based upon Vinco warrants exercisable into Vinco common stock, the Company issued to Palladium, CVI Investments, Inc. and Armistice Capital Master Fund Ltd. warrants exercisable into 767,774, 500,000 and 300,000 shares, respectively, of the Company’s common stock at an exercise price of $0.001 per share.

Copies of each of the January 2022 Purchase Agreement, Registration Rights Agreement, form of Pledge Agreement, 2022 Amendment Agreement, Equity Private Placement, form of Equity Investor Warrant, Hudson Bay Master Fund Ltd. Warrants dated May 18, 2022, Palladium Capital Group, LLC Warrants dated May 18, 2022, CVI Investments, Inc. Warrants dated May 18, 2022, Armistice Capital Master Fund Ltd Warrants dated May 18, 2022, and BHP Capital NY, Inc. Warrants dated May 20, 2022 are attached to the registration statement of which this prospectus forms a part as Exhibits 10.10, 10.11, 10.14, 10.15, 10.16, 10.17, 10.19, 10.20, 10.21, 10.22 and 10.23, respectively.

Corporate Information

Cryptyde, Inc., was incorporated in the State of Nevada on September 21, 2021, and is currently listed on the Nasdaq Capital Market under the trading symbol to “TYDEV.” Upon completion of the Separation, our common stock will be listed on the Nasdaq Capital Market under the symbol “TYDE.” On March 9, 2022, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695, and our telephone number is (866) 980-2818. Our website is www.cryptyde.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholder	Up to 71,276,725 shares of our common stock, which are comprised of 15,050,315 Additional January 2022 Note Shares and 56,226,410 Additional January 2022 Warrant Shares.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the January 2022 Warrants if the January 2022 Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 22 of this prospectus for additional information.

Plan of Distribution

The selling stockholder named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 25 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Nasdaq Capital Market Symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “TYDE.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities involves certain risks. Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Summary of our Risk Factors

Risks Related to Our Business Generally

●	We are a recently formed entity, led by management that has limited experience operating a public company, with little track record and limited historical financial information available;
●	We are operating in highly competitive industries that could be affected by a decline in discretionary consumer spending or general economic conditions;
●	We must retain our key management personnel;
●	We may not be able to raise adequate capital to fund our business, and our ability to raise capital may be negatively affected by the COVID-19 pandemic. We are also subject to the expenses of operating a public company;
●	We face cyber security risks and our insurance coverage may not be adequate to cover losses from both cyber security and other losses; and
●	COVID-19 or another pandemic may negatively impact our ability to operate the Cryptyde Businesses Risks.

Related to Our Web 3 Business

●	We need to innovate and provide Web3 products and services that are attractive to our users;
●	The success of our Web3 Business is substantially dependent on the entertainment professionals we partner with and consumer tastes and preferences for Web3 products;
●	If the crypto assets we create are determined to be a “security,” we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties;
●	Our Web3 Business intends to rely on the Ethereum blockchain, which we have no control over; and
●	We are subject to current and future legislation and rulemaking regarding digital assets that may result in extraordinary, non-recurring expenses.

Risks Related to Our Bitcoin Mining Services Business

●	Bitcoin mining is capital intensive and if our customers have a decline in discretionary spending, or the price of Bitcoin goes down, they may not engage in Bitcoin mining or buy our products; and
●	We are subject to shifting public and governmental positions on digital asset mining activity could reduce our revenue and profitability.

Risks Related to Our Packaging Business

●	We are subject to the costs and availability of raw materials, and we rely on a limited number of third-party suppliers of raw materials; and
●	We may be affected by interruptions in the transportation of the materials we require to produce packaging.

Risks Related to Our Securities

●	We do not expect to issue dividends;
●	An active trading market for our securities may never develop, and the price of our securities may be volatile; and
●	We may issue shares of preferred or common stock in the future, which could dilute your percentage ownership of the Company.

Risks Related to the Separation

●	We may not realize the anticipated benefits from the Separation, and the Separation could harm our business;
●	We may have indemnification liabilities to Vinco under the Separation and Distribution Agreement; and
●	The combined post-Separation value of Vinco and Cryptyde shares may not equal or exceed the pre-Separation value of Vinco shares.

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Risks Related to Our Business Generally

We are a recently formed entity with little track record and limited historical financial information available.

Cryptyde, Inc. was formed on September 21, 2021, in the State of Nevada and converted to a Delaware corporation on March 9, 2022. Our Packaging Business was formed in 1966, however the rest of our businesses were recently started. Because we are in the early stages of executing our business strategy, we cannot provide assurance that, or when, we will be profitable. We will need to make significant investments to develop and operate the Company and expect to incur significant expenses in connection with operating components, including costs for developing technology, talent fees, marketing, and salaries. We expect to incur significant capital, operational and marketing expenses for a few years in connection with our strategy and growth plan. Any failure to achieve or sustain profitability may have a material adverse impact on the value of the shares of our common stock.

We must retain our key management personnel.

We aim to recruit the most qualified candidates and strive for a diverse and well-balanced workforce. While we expect to reward and support employees through competitive pay, benefits, and perquisite programs that allow employees to thrive, due to our size we may not be able to provide compensation equal to our more established competitors and may not be able to attract qualified management personnel. If we are unable to retain the key management personnel at our Company, the underlying business could suffer.

We could be adversely affected by declines in discretionary consumer spending, consumer confidence and general and regional economic conditions.

Our success depends to a significant extent on discretionary consumer spending, which is heavily influenced by general economic conditions and the availability of discretionary income. We believe the markets that all of the Cryptyde Businesses depend on are heavily reliant on discretionary consumer spending. The current economic environment as a result of COVID-19, coupled with high volatility and uncertainty as to the future global economic landscape, may have an adverse effect on consumers’ discretionary income and consumer confidence. Future volatile, negative, or uncertain economic conditions and recessionary periods or periods of significant inflation may adversely impact consumer spending on our products and services, which would materially adversely affect our business, financial condition and results of operations. Such effects can be especially pronounced during periods of economic contraction or slow economic growth.

The Company will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

Each of the Cryptyde Businesses will face competition from existing competitors. Our competitors in the Web3 business will depend on what Web3 products we develop or acquire. We expect competition for Freespace, our video game we are developing and expect to launch in 2022, to include Decentraland, Sandbox and Fluf World. With respect to our Bitcoin Mining Services Business, our competitors include Compass Mining, Miners Dep and Alliance. With respect to the Packaging Business, our competitors include Sutherland Packaging, Acme Corrugated Box Company, and Trenton Corrugated Products, Inc.

Competition in each of these areas may increase as a result of technological developments, changes in consumer preferences, economic conditions, changes in market structure, and other factors. Increased competition may divert consumers from our products, which could reduce our revenue or increase our marketing costs. Our competitors may have substantially greater financial resources than we do, and they may be able to adapt more quickly to changes in consumer preferences or devote greater resources to promotion of their offerings and services or to development or acquisition of offerings and services that are perceived to be of a higher quality or value than our offerings and services. As a result, we may not be able to compete successfully against such competitors.

We may not be able to fund capital expenditures and investment in projects and offerings.

A principal competitive factor for a large portion of the Cryptyde Businesses is the originality and perceived quality of our products and offerings. We will need to make continued capital investments to adapt to constantly changing consumer preferences. Our ability to fund capital expenditures will depend on our ability to generate sufficient cash flow from operations and to raise capital from third parties. We cannot assure you that our operations will be able to generate sufficient cash flow to fund such costs, or that we will be able to obtain sufficient financing on adequate terms, or at all, which could cause us to delay or abandon certain projects or plans.

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Continuing general market uncertainties resulting from the COVID-19 Pandemic may affect our ability to raise capital.

Since the outset of the COVID-19 pandemic, the United States and worldwide national securities markets have undergone unprecedented stress due to the uncertainties of the COVID-19 pandemic and the resulting reactions and outcomes of government, business, and the general population. These uncertainties have resulted in declines in many market sectors. As a result, until the pandemic has stabilized, the markets may not be available to the Company for purposes of raising required capital. Should we not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible we may be unable to sustain the necessary capital to pursue our strategic plan and may have to reduce the planned future growth and/or scope of our operations.

A deterioration in the domestic and international economic environment, whether by way of current inflationary conditions or potential recessionary conditions, could adversely affect our operating results, cash flow and financial condition.

Current inflationary conditions in the United States and other parts of the world have increased some of our costs, including our cost of materials and labor. While we thus far have been largely successful in mitigating the impact of current inflationary conditions, we may need to increase our own prices on goods and services sufficiently to offset cost increases, we may not be able to maintain acceptable operating margins and achieve profitability. Additionally, competitors operating in regions with less inflationary pressure may be able to compete more effectively which could further impact our ability to increases prices and/or result in lost sales.

Recessionary economic conditions could lower discretionary spending of our consumers, which could result in a loss of sales. Recessionary economic conditions may cause difficulty in collecting accounts receivable and reduce the availability of credit and spending power for our customers, both of which may negatively impact our business.

Geopolitical risks, such as those associated with Russia’s invasion of Ukraine, could result in a decline in the outlook for the U.S. and global economies.

The uncertain nature, magnitude, and duration of hostilities stemming from Russia’s recent military invasion of Ukraine, including the potential effects of sanctions and retaliatory cyber-attacks on the world economy and markets, have contributed to increased market volatility and uncertainty, and such geopolitical risks could have an adverse impact on macroeconomic factors which affect our businesses, as well as our access to capital.

Cyber security risks and the failure to maintain the integrity of internal, partner, and consumer data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

We have and will continue to collect and retain large volumes of internal, partner and consumer data, including credit card numbers and other personally identifiable information, for business purposes, including for transactional or target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also maintain personally identifiable information about our employees. Additionally, our Web 3 Business is predominately digital in nature and relies heavily on our ability to maintain the integrity of our computer systems. The integrity and protection of our customer, employee, and company data is critical to our business and our customers and employees are likely to have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our products and services.

We also rely on accounting, financial and operational management information technology systems to conduct our operations. If these information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our business, financial condition and results of operations could be materially adversely affected.

We may face various security threats, including cyber security attacks on our data (including our vendors’ and customers’ data) and/or information technology infrastructure. Although we utilize various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent penetrations or disruptions to our systems. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of customer, employee, or company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and require significant management attention and resources to be spent. In addition, our insurance coverage and indemnification arrangements that we enter into, if any, may not be adequate to cover all the costs related to cyber security attacks or disruptions resulting from such events.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer and our insurance costs may increase.

We seek to maintain comprehensive insurance coverage at commercially reasonable rates. There can be no assurance that our insurance will be sufficient to cover the full extent of all losses or liabilities for which we are insured, and we cannot guarantee that we will be able to obtain insurance policies on favorable terms, or at all.

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COVID-19 or another pandemic may negatively impact our ability to operate the Cryptyde Businesses which could decrease or eliminate the value of our common stock.

COVID-19 has resulted in significant uncertainty in many areas of our businesses. We do not know how long these conditions will last. This uncertainty may negatively impact our operations. We may experience labor shortages, particularly in our Packaging Business, if our employees are unable or unwilling to come to work. If our suppliers cannot deliver the supplies we need to operate our business or if we are unable to ship our products due to trucking or rail shipping disruptions, we may be forced to suspend operations or reduce production. If we are unable to operate the Packaging Business at or near its historical rate, it may result in unfavorable operating results. Any shut down of operations or reduction in production, especially for an extended period of time, could reduce the value of our common stock.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our business. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

The requirements of being a public company may strain our resources and distract management.

We incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. These applicable rules and regulations are expected to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly than those for privately owned companies that are not registrants with the SEC. Compliance with these rules and regulations may divert management’s attention from other business concerns.

Our business plan may require additional liquidity and capital resources that might not be available on terms that are favorable to us, or at all.

We currently obtain a portion of the capital required for the development and operations of the Company from various forms of public and private financing. We may require additional capital and/or cash flow from future operations to fund the Company, our debt service obligations and our ongoing business. There is no assurance that we will be able to raise sufficient additional capital or generate sufficient future cash flow from our future operations to fund our ongoing business. If the amount of capital we are able to raise, together with any income from future operations, is not sufficient to satisfy our liquidity and capital needs, including funding our current debt obligations, we may be required to abandon or alter our plans for the Company. The Company may also have to raise additional capital through the equity market, which could result in substantial dilution to existing stockholders.

Our ability to obtain necessary financing may be impaired by factors such as the health of and access to capital markets, our limited track record and the limited historical financial information available, or the substantial doubt about our ability to continue as a going concern. Any additional capital raised through the sale of additional shares of our capital stock, convertible debt or other equity may dilute the ownership percentage of our stockholders.

Risks Related to Our Web3 Business

If we do not innovate and provide Web3 based products and services that are attractive to our users, our business could be harmed.

Our success depends on our continued innovation to provide products and services that are attractive to potential users and customers. As a result, we must invest significant resources in research and development to first create then improve the attractiveness and comprehensiveness of our products and services and effectively incorporate new Web3 technologies into them. If we are unable to provide products and services that users and customers want to use, then users may become dissatisfied and use competitors’ products and services. If we are unable to continue offering innovative products and services, we may be unable to attract users, which could harm our business, results of operations and financial condition.

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The success of our Web3 Business is substantially dependent upon the continued success of the entertainment professionals we partner with and our ability to continue to secure favorable contracts with and maintain a good working relationship with these individuals.

Our Web3 business includes partnerships with entertainment professionals to help them use Web3 technology to distribute, manage, and receive payment for their art, music, or other content. Our ability to secure partnerships, and maintain a good working relationship, with artists, celebrities, athletes, and other public figures - through agreements, alliances, opportunities and otherwise – is of critical importance to our long-term success.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize a crypto asset we develop in our Web3 Business as not a security, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. For example, Chair Gary Gensler recently remarked on the need for further regulatory oversight on crypto assets, crypto trading, and lending platforms by the SEC. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only crypto assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. With respect to all other crypto assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto asset is a security in April 2019, this framework is also not a rule, regulation, or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an ATS in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

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We analyze each crypto asset we develop under our Web3 Business to determine its likeliness to be deemed to be a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a crypto asset we developed under our Web3 Business is a security under applicable laws. Because our Web3 platforms will not be registered or licensed with the SEC or foreign authorities as a broker-dealer, national securities exchange, or ATS (or foreign equivalents), and we do not seek to register or rely on an exemption from such registration or license to facilitate the offer and sale of crypto assets on our Web3 platforms, we will only develop and distributed digital assets for which we determine there are reasonably strong arguments to conclude that the crypto asset is not a security. We recognize that the application of securities laws to the specific facts and circumstances of crypto assets may be complex and subject to change, and that a listing determination does not guarantee any conclusion under the U.S. federal securities laws.

There can be no assurances that we will properly characterize any given crypto asset we develop under our Web3 Business as a security or non-security for purposes of determining whether we will distribute it on a Web3 platform. If the SEC, foreign regulatory authority, or a court were to determine that a crypto asset offered, sold, or traded on one of our future Web3 platform is a security, we would not be able to offer the Web3 product associated with the crypto asset until we are able to do so in a compliant manner. A determination by the SEC, a foreign regulatory authority, or a court that an asset that we support in the future for trading on our platform constitutes a security may also result in us determining that it is advisable to remove assets from our platform that have similar characteristics to the asset that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for failing to offer or sell the crypto asset in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm.

Our Web3 Business intends to rely on the Ethereum blockchain, which we have no control over.

Our Web3 Business intends to operate on the Ethereum blockchain. Like other blockchains, Ethereum blockchain relies on a network of computers to run certain software programs to solve complex transactions in competition with other mining operations and to process transactions. We have no control over these networks, which subjects us to certain risks. For example, to the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Ethereum blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Ethereum users to pay transaction fees as a substitute for or in addition to the award of new Ethereum upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Ethereum blockchain. Such delay could harm our business, results of operations, and financial condition.

Incidents or adverse publicity concerning the Company or our public-figure partners could harm our reputation as well as negatively impact our revenues and profitability.

Our reputation is an important factor in the success of our Web3 Business. Our ability to attract and retain both partners and customers depends, in part, upon the external perceptions of our Company, the brands and individuals we are associated with, and our corporate and management integrity. If market recognition or the perception of the Company diminishes, there may be a material adverse effect on our revenues, profits, and cash flow. In addition, changing public perception of the brand and public figures we partner with could negatively impact our business and results of operations.

Changes in consumer tastes and preferences for Web3 products could reduce demand for our offerings and products and adversely affect the profitability of our Web3 Business.

The success of our Web3 Business depends on our ability to consistently provide, maintain and innovate Web3 products that meet changing consumer preferences. Our success depends in part on the continued and increasing popularity of Web3 products and on our ability to successfully predict and adapt to tastes and preferences of this consumer group. If our Web3 products do not achieve sufficient consumer acceptance or if consumer preferences change or consumers are drawn to other products, our business, financial condition, or results of operations could be materially adversely affected.

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Blockchain technology may expose us to specially designated nationals or blocked persons or cause it to violate provisions of law.

We are subject to the rules enforced by OFAC, including regarding sanctions and requirements not to conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s specially designated nationals list, which may expose us to regulatory sanctions and adversely affect our business, financial condition, and results of operations.

Current and future legislation and rulemaking regarding digital assets may result in extraordinary, non-recurring expenses and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking by the Commodity Futures Trading Commission (the “CFTC”) and SEC or other regulators, including interpretations released by a regulatory authority, may impact the manner in which digital assets are treated. For example, digital assets derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, digital assets fall within the definition of a commodity under the Commodities Exchange Act (the “CEA”) and as a result, we may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. We may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If we are required to register with the CFTC or another governmental or self-regulatory authority, we may seek to cease certain of our operations to avoid the registration requirement. Modifying our business to avoid a registration requirement with the CFTC or another governmental or self-regulatory authority may have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Bitcoin Mining Services Business

The business of the end users of our Bitcoin mining equipment is capital intensive and declines in discretionary income could limit the market for our Bitcoin mining equipment, which could have a material adverse effect on our business, financial condition, and results of operations.

Our Bitcoin Mining equipment is intended to lower the costs of constructing, developing, operating and maintaining digital asset mining and hosting facilities. However, users of our Bitcoin mining equipment may still face substantial costs associated with electricity usage, equipment replacement and upgrading, and other factors. A decline in discretionary income could prevent our intended end users from engaging in Bitcoin mining, and in turn from purchasing our Bitcoin mining equipment.

If future prices of Bitcoin are not sufficiently high, our business, results of operations, and financial condition could be materially and adversely affected, which may have a negative impact on the trading price of our securities.

Our Bitcoin mining equipment allows users to engage in Bitcoin mining. If future prices of Bitcoin are not sufficiently high to cause our target customers to engage in Bitcoin mining and in turn purchase our products and services, our sales of Bitcoin mining equipment may be affected and our business, results of operations, and financial condition could be materially and adversely affected.

Our business is heavily impacted by social, political, economic and other events and circumstances in the United States and abroad. Shifting positions on digital asset mining activity could reduce our revenue and profitability.

Our business is heavily impacted by social, political, economic, and other events and circumstances in the United States and abroad. These events and circumstances are largely outside of our influence and control. For example, we believe that historically China was a location of significant digital asset mining at low electric power rates. Recently, China and other foreign governments have taken action to prohibit or significantly restrict digital asset mining. Should China or other countries that currently restrict digital asset mining eliminate such restrictions or actually seek to enhance such mining activity, the demand for our Bitcoin mining equipment may be lowered, which would likely reduce the revenue and profitability of our Bitcoin Mining Services Business.

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We are subject to risks associated with our customers’ need for significant electric power and the limited availability of power resources, which could have a material adverse effect on our business, financial condition and results of operations.

Our customers using our Bitcoin mining equipment require a significant amount of electric power. Energy costs and availability are vulnerable to seasonality, with increased costs primarily in the summer months and risks of outages and power grid damage as a result of inclement weather, animal incursion, sabotage, and other events out of our control. Although we aim to offer energy efficient Bitcoin mining equipment, there can be no assurance that there will be sufficient energy availability to meet the needs of our Bitcoin mining equipment customers.

Governments and government regulators, at the federal, state, and local levels, may potentially restrict the ability of electricity suppliers to provide electricity to users of our Bitcoin mining equipment, which could have a material adverse effect on our business, financial condition and results of operations.

Governments or government regulators, at the federal, state, and local levels, may potentially restrict electricity suppliers from providing electricity to Bitcoin mining hosting facilities, including facilities used by our Bitcoin mining equipment target customers and facilities offered as part of our co-location services. For example, on May 14, 2018, the Chelan County Public Utility District in Washington approved a three-month extension of a moratorium on the approval of electric service for new digital asset transaction operators in Chelan County. In March 2018, the City of Plattsburgh, New York, placed an 18-month moratorium on transaction processing to preserve natural resources, the health of its residents and the “character and direction” of the city after residents complained about significantly higher electricity bills. In the event government regulators issue moratoriums or impose bans or restrictions involving transaction processing in jurisdictions in which our target Bitcoin mining equipment customers operate, the sales of our Bitcoin mining equipment may be negatively impacted and could have a material adverse effect our business, financial condition, and results of operations.

Risks Related to Our Packaging Business

An increase in the cost or a reduction in the availability of wood fiber, other raw materials, energy and transportation may have an adverse effect on our profitability and results of operations.

Wood fiber, including old corrugated containers (“OCC”) is the principal raw material in many parts of the paper and packaging industry, including the corrugated cardboard on which our Packaging Business relies. Wood fiber is a commodity, and prices historically have been cyclical and have varied on a regional basis. Environmental litigation and regulatory developments have caused, and may cause in the future, significant reductions in the amount of timber available for commercial harvest in the United States. In addition, future domestic or foreign legislation and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest health and the response to and prevention of catastrophic wildfires could also affect timber supplies. Availability of harvested timber may further be limited by fire, insect infestation, disease, ice storms, windstorms, flooding and other causes, thereby reducing supply and increasing prices. Demand for OCC, especially from China, could result in shortages or spikes in the cost of OCC.

Industry supply of commodity paper and wood products is also subject to fluctuation, as changing industry conditions can influence producers to idle or permanently close individual machines or entire mills. Oversupply in these markets can also result from producers introducing new capacity in response to favorable short-term pricing trends. Industry supply of commodity papers and wood products is also influenced by overseas production capacity, which has grown in recent years and is expected to continue to grow. Wood fiber pricing is subject to regional market influences, and the cost of wood fiber may increase in particular regions due to market shifts in those regions. In addition, the ability to obtain wood fiber from foreign countries may be impacted by economic, legal and political conditions in those countries as well as transportation difficulties.

Energy is a significant input cost for the paper and packaging industry. Increases in energy prices can be expected to adversely impact businesses.

Because we rely on a supply of corrugated sheets of cardboard to produce packaging, these uncertainties in the supply and cost of raw materials used to produce paper product could affect the availability of the corrugated sheets of cardboard we rely on. Increases in costs may need to be passed on to our customers, and ultimately may negatively affect our business.

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Disruptions in transportation could adversely affect our supply of raw materials and could have an adverse effect on our results of operations, profitability, and liquidity.

Since we receive our supply of raw material from suppliers that use third-party shippers that rely on truck, rail, and other forms of transportation, the reduced availability of those modes of transportation could limit our ability to promptly produce products for our customers, which could have an adverse effect on our operations, financial condition, and liquidity. In addition, the increased cost of transportation of raw material from our suppliers may reduce our profitability if we are not able to recover those costs through price increases for our products.

Paper and packaging companies face strong competition.

We face competition from numerous competitors, domestic as well as foreign. Some of our competitors are larger, more vertically integrated companies that have greater financial and other resources, greater manufacturing economies of scale, greater energy self-sufficiency, and/or lower operating costs.

Certain paper and wood products are vulnerable to long-term declines in demand due to competing technologies or materials.

Companies in the paper and packaging industry are subject to possible declines in demand for their products as the use of alternative materials and technologies grows and the prices of such alternatives become more competitive. Any substantial shift in demand from wood and paper products to competing technologies or materials could result in a material decrease in sales of our products and could adversely affect our results of operations, cash flows, and financial position. We cannot ensure that any efforts we might undertake to adapt our product offerings to such changes would be successful or sufficient.

Because we service customers in a variety of industries, we may be particularly impacted by general economic downturns.

Our Packaging Business provides packaging for third-party customers in a variety of industries, including pharmaceutical and e-commerce companies. Certain of our Packaging Business customers provide goods that are discretionary items for consumers. Therefore, their business, and in turn our Packaging Business, depends on the strength of the retail, commercial, and industrial sectors of the economy in various parts of the world, and trends therein. During a downturn in the economy, consumer purchases of discretionary items are affected, which could materially lower our customers’ demand for our packaging products, and negatively affect our profitability and financial condition.

We incur significant expenses to maintain our manufacturing equipment and any interruption in the operations of our facilities may harm our operating performance.

We regularly incur significant expenses to maintain our manufacturing equipment and facilities. The machines and equipment that we use to produce our products are complex, interdependent, and have many parts. We must perform routine maintenance on our equipment and will have to periodically replace a variety of parts.

Disruptions to our Packaging Business could occur due to any number of circumstances, including prolonged power outages, mechanical or process failures, shortages of raw materials, natural catastrophes, disruptions in the availability of transportation, labor disputes, terrorism, changes in or non-compliance with environmental or safety laws, and the lack of availability of services from any of our facilities’ key suppliers. Any facility shutdowns may be followed by prolonged startup periods, regardless of the reason for the shutdown. Any prolonged disruption in operations at any of our facilities could cause significant lost production, which would have a material adverse effect on our results of operations.

We rely on a limited number of third-party suppliers for certain raw materials required for the production of our products.

Our dependence on a limited number of third-party suppliers, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, quality and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or will continue to satisfy our anticipated specifications and quality requirements. Any supply interruption in limited raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could interrupt production of our products, which would have a material adverse effect on our business.

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Risks Related to Our Securities

We currently do not intend to pay dividends on our common stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a result of being a public company we are subject to SEC reporting and other regulatory requirements. We will incur expenses and diversion of our management’s time in its efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. If we are unable to assert that our internal controls over financial reporting are effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

One of our companies, Ferguson Containers, has material weaknesses in its controls over financial reporting, which could negatively impact investor confidence in the accuracy and completeness of our financial reports, and cause the price of our common stock to decline.

For Ferguson Containers’s fiscal years ended December 31, 2019, 2020, and 2021, respectively, Ferguson Containers had the following material weakness in internal controls over financial reporting:

●	Primarily due to the small size of Ferguson Containers, it does not maintain sufficient segregation of duties to ensure the processing, review and authorization of all transactions including non-routine transactions.

●	Ferguson Containers’s processes lacked timely and complete reviews and analysis of information used to prepare its financial statements and disclosures in accordance with accounting principles generally accepted in the United States of America.

The material weaknesses of Ferguson Containers’s internal control over financial reporting could negatively impact investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline.

An active, liquid trading market for our common stock may not develop, which may limit your ability to sell your shares.

Although our common stock is listed on the Nasdaq under the trading symbol “TYDE,” an active trading market for our common stock may never develop or be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of our common stock, and you may not be able to sell your shares of our common stock.

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We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our Certificate of Incorporation authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.

The trading price of our securities will likely be, and continue to be, volatile and you could lose all or part of your investment.

The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control, including but not limited to our general business condition, the release of our financial reports and general economic conditions and forecasts. Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. Any of these factors could have a material adverse effect on our stockholders’ investment in our securities, and our securities may trade at prices significantly below the price they paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Anti-takeover provisions contained in our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Cryptyde’s Certificate of Incorporation, Bylaws, and Delaware law contain, provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with Cryptyde’s board of directors rather than to attempt a hostile takeover. These provisions are expected to include, among others:

●	rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

●	the right of Cryptyde’s board of directors to issue preferred stock without stockholder approval;

●	the ability of Cryptyde’s directors, and not stockholders, to fill vacancies (including those resulting from an enlargement of the board of directors) on Cryptyde’s board of directors;

●	the division of Cryptyde’s board of directors into three classes of directors, with each class serving a staggered term; and

●	a provision that directors serving on a classified board may be removed by stockholders only for cause.

In addition Cryptyde is subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 provides that, subject to limited exceptions, persons that (without prior board approval) acquire, or are affiliated with a person that acquires, more than 15 percent of the outstanding voting stock of a Delaware corporation shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or its affiliate becomes the holder of more than 15 percent of the corporation’s outstanding voting stock.

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Cryptyde believes these provisions will protect its stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with Cryptyde’s board of directors and by providing Cryptyde’s board of directors with more time to assess any acquisition proposal. These provisions are not intended to make Cryptyde immune from takeovers. However, these provisions will apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that Cryptyde’s board of directors determines is not in the best interests of Cryptyde and its stockholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.

In addition, an acquisition or further issuance of Cryptyde’s stock could trigger the application of Section 355(e) of the Code. For a discussion of Section 355(e), see the section entitled “Material United States Federal Income Tax Consequences of the Distribution”.

These anti-takeover provisions may also limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock. For a discussion of the anti-takeover provisions, See “Description of Capital Stock – Anti-Takeover Provisions.”

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of Cryptyde, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of Cryptyde to Cryptyde or Cryptyde’s stockholders, (C) any action asserting a claim against the Cryptyde or any director, officer, stockholder, employee or agent of the Cryptyde arising out of or relating to any provision of the DGCL, Cryptyde’s Certificate of Incorporation or Cryptyde’s Bylaws, or (D) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of Cryptyde governed by the internal affairs doctrine of the State of Delaware. Notwithstanding the foregoing, in the event that the Chancery Court lacks subject matter jurisdiction over any such action or proceeding, including in the event claims are brought under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the proposed charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If only a limited number of securities or industry analysts commence coverage of our Company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

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We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and we are taking advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and are taking advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700 million as of the prior December 31.

Because we subject the above listed reduced reporting requirements, investors may not be able to compare us to other companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Your percentage ownership in our company may be diluted in the future.

In the future, your percentage ownership in our company may be diluted because of equity issuances for warrant exercises, acquisitions, strategic investments, capital market transactions, or otherwise, including equity compensation awards that we grant to our directors, officers and employees. Our Compensation Committee can be expected to grant additional equity compensation awards to our employees after the Separation. These awards would have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock. From time to time, we may issue additional equity compensation awards to our employees under our employee benefits plans.

In addition, our Certificate of Incorporation authorizes our board of directors to create and issue, without the approval of our stockholders, one or more series of preferred stock having such powers, preferences, and rights, if any, and such qualifications, limitations, and restrictions, if any, as established by our board of directors. The terms of one or more series of preferred stock that is so created and issued by our board of directors may dilute the voting power or reduce the value of our common stock. For example, our board of directors could create and issue one or more series of preferred stock having the right to elect one or more of our directors (in all events or on the happening of specified events) and/or the right to veto specified transactions. Similarly, the repurchase or redemption rights or dividend, distribution, or liquidation rights of a series of preferred stock created and issued by our board of directors could affect the residual value of the common stock. See “Description of Capital Stock—Preferred Stock.”

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Our common stock will be subordinate to all of our future indebtedness and any series of preferred stock, and effectively subordinated to all indebtedness and preferred equity claims against our subsidiaries.

Shares of our common stock will rank junior to all of our future indebtedness and other liabilities. Additionally, holders of our common stock may become subject to the prior dividend and liquidation rights of holders of any series of preferred stock that our board of directors may designate and issue without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors.

Investors are subject to litigation risk and their respective investments in the shares of our common stock may be lost as a result of our legal liabilities or the legal liabilities of our affiliates.

We or our affiliates may from time to time be subject to claims by third parties and may be plaintiffs or defendants in civil proceedings. There can be no assurance that claims will not be brought in the future if we cannot generate the revenue that we forecast or raise sufficient capital to pay our liabilities. The expense of prosecuting claims, for which there is no guarantee of success, and/or the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments, would generally be borne by the Company and could result in the reduction or complete loss of all of the assets of the Company, and investors in our common stock could lose all or a part of their investment.

Risks Related to the Separation

We may not realize the anticipated benefits from the Separation, and the Separation could harm our business.

We may not be able to achieve the full strategic and financial benefits expected to result from the Separation and such benefits may be delayed or not occur at all. The Separation was designed to enhance strategic and management focus, provide a distinct corporate identity, and allow us to efficiently allocate resources and deploy capital. We may not achieve these and other anticipated benefits for a variety of reasons, including the following:

●	matters subsequent to, but related to, the Separation will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing our business;

●	following the Separation, we may be more susceptible to economic downturns and other adverse events than if we were still a part of Vinco;

●	following the Separation, our business is less diversified than Vinco’s business prior to the Separation;

●	following the Separation, our business has experienced a loss of scale and access to certain financial, managerial, and professional resources as well as product and brand power influence and recognition with some customers from which we have benefited in the past; and

●	actions related to the Separation could disrupt our operations in the future.

If we fail to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, our business could be harmed.

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We have little history operating as an independent company, and our historical financial information is not necessarily representative of the results that we would have achieved as an independent, publicly traded company and may not be a reliable indicator of our future results.

Our historical financial information included in this prospectus has been derived from Vinco’s consolidated financial statements and accounting records and is not necessarily indicative of our future operating results, financial condition, or cash flows, nor do they reflect what our operating results, financial condition, or cash flows would have been as an independent public company during the periods presented. In particular, the historical financial information included in this prospectus is not necessarily indicative of our future operating results, financial condition, or cash flows primarily because of the following factors:

●	prior to the Separation, our business was operated by Vinco as part of its broader corporate organization rather than as an independent company, and Vinco or one of its affiliates provided support for various corporate functions for us, such as information technology, medical insurance, procurement, logistics, marketing, human resources, compliance, legal, finance, and internal audit;

●	our historical financial results reflect the direct, indirect, and allocated costs for such services historically provided by Vinco, and these costs may significantly differ from the comparable expenses we would have incurred as an independent company;

●	our working capital requirements and capital expenditures historically have been satisfied as part of Vinco’s corporate-wide cash management and centralized funding programs, and our cost of debt and other capital may significantly differ from that which is reflected in our historical combined financial statements;

●	the historical financial information may not fully reflect the costs associated with the Separation, including the costs related to being an independent company;

●	our historical financial information does not reflect our obligations under the various transitional and other agreements entered into with Vinco in connection with the Separation, though costs under such agreements are expected to be broadly similar to what was charged to the business in the past; and.

●	our business previously was integrated with that of Vinco, and we historically have benefitted from Vinco’s size and scale in costs, employees, and vendor and customer relationships and the costs we will incur as an independent company may significantly exceed comparable costs we would have incurred as part of Vinco and some of our customer relationships may be weakened or lost.

We based the pro forma adjustments included in this prospectus on available information and assumptions that we believe are reasonable and factually supportable. Actual results, however, may vary. In addition, our unaudited pro forma financial information included in this prospectus may not give effect to various ongoing additional costs that we may incur in connection with being an independent public company. Accordingly, our unaudited pro forma combined financial statements do not reflect what our operating results, financial condition, or cash flows would have been as an independent public company and are not necessarily indicative of our future financial condition or future operating results.

See “Unaudited Pro Forma Combined Financial Statements” and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Potential indemnification liabilities to Vinco pursuant to the Separation and Distribution Agreement could materially and adversely affect our financial condition, results of operations, and cash flows.

The Separation and Distribution agreement, among other things, provides for indemnification obligations designed to make Cryptyde financially responsible for certain liabilities that may exist relating to its business activities. If Cryptyde is required to indemnify Vinco under the circumstances set forth in the Separation and Distribution Agreement, Cryptyde may be subject to substantial liabilities.

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Cryptyde may be subject to certain contingent liabilities of Vinco following the Separation.

After the Separation, there is now the possibility that certain liabilities of Vinco could become Cryptyde’s obligations. For example, under the Code and the related rules and regulations, each corporation that was a member of the Vinco United States consolidated group during a taxable period or portion of a taxable period ending on or before the effective time of the Distribution is jointly and severally liable for the United States federal income tax liability of the entire Vinco United States consolidated group for that taxable period. Consequently, if Vinco is unable to pay the consolidated United States federal income tax liability for a prior period, Cryptyde could be required to pay the entire amount of such tax which could be substantial and in excess of the amount allocated to it under the Tax Matters Agreement between it and Vinco Other provisions of federal law establish similar liability for other matters, including laws governing tax-qualified pension plans as well as other contingent liabilities.

In connection with the Separation, Vinco will indemnify Cryptyde for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to insure Cryptyde against the full amount of such liabilities, or that Vinco’s ability to satisfy its indemnification obligation will not be impaired in the future.

Vinco agreed to indemnify Cryptyde for certain pre-spin-off liabilities. However, third parties could also seek to hold Cryptyde responsible for liabilities that Vinco has agreed to retain, and there can be no assurance that the indemnity from Vinco will be sufficient to protect Cryptyde against the full amount of such liabilities, or that Vinco will be able to fully satisfy its indemnification obligations. In addition, Vinco’s insurers may attempt to deny coverage to Cryptyde for liabilities associated with certain occurrences of indemnified liabilities prior to the Separation.

Following the Separation, now that we only have limited access to the insurance policies maintained by Vinco for events occurring prior to the Separation, Vinco’s insurers may deny or attempt to deny coverage to us under such policies, there can be no assurance that we will be able to obtain insurance coverage following the Separation on terms that justify its purchase, and any such insurance may not be adequate to offset costs associated with certain events.

In connection with the Separation, we entered into agreements with Vinco to address various matters associated with the Separation, including insurance coverage. The Separation and Distribution Agreement provides that following the Separation, we no longer have insurance coverage under Vinco insurance policies in connection with events occurring before, as of, or after the Separation, other than coverage for (i) events occurring prior to the Separation and covered by occurrence-based policies of Vinco as in effect as of the Separation and (ii) events or acts occurring prior to the Separation and covered by claims-made policies of Vinco for which a claim was received prior to the Separation. However, now that the Separation has concluded, Vinco’s insurers may deny or attempt to deny coverage to us for losses associated with occurrences or claims made prior to the Separation. Accordingly, we may be required to temporarily or permanently bear the costs of such lost coverage. In addition, we now have to maintain our own insurance policies following the Separation. Although we have had insurance policies in place since the date of the Separation that cover certain, but not all, hazards that could arise from our operations, we can provide no assurance that we will be able to maintain such coverage, that the cost of such coverage will be similar to that incurred by Vinco, or that such coverage will be adequate to protect us from costs incurred with certain events. The occurrence of an event that is not insured or not fully insured could have a material adverse effect on our business, operating results, and financial condition. See “The Separation—Agreements with Vinco.”

Following the Separation, some of our directors and officers may now have actual or potential conflicts of interest because of their equity ownership in Vinco.

Because of their former positions with Vinco, following the Separation, some of our directors and executive officers may own shares of Vinco common stock, and the individual holdings may be significant for some of these individuals compared to their total assets. This ownership may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for Vinco or us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between Vinco and us regarding the terms of the agreements governing the Separation and the relationship thereafter between the companies.

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We potentially could have received better terms from unaffiliated third parties than the terms we received in our agreements with Vinco.

The agreements we entered into with Vinco in connection with the Separation were negotiated while we were still part of Vinco’s business. See “The Separation—Agreements with Vinco.” The terms of the agreements negotiated in the context of the Separation relate to, among other things, the allocation of assets, intellectual property, liabilities, rights, and other obligations between Vinco and us as well as services to be provided to us by Vinco on an interim basis. Arm’s-length negotiations between Vinco and an unaffiliated third-party in another form of transaction, such as a buyer in a sale of a business transaction, may have resulted in more favorable terms to the unaffiliated third-party.

We are subject to significant restrictions on our actions following the Separation in order to avoid triggering significant tax-related liabilities.

The Tax Matters Agreement generally prohibits us from taking certain actions that could cause the Transfer and the Distribution to fail to qualify as tax-free transactions, including the following:

●	during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not cause or permit certain business combinations or transactions to occur;

●	during the two-year period following the Distribution Date, we may not discontinue the active conduct of our business (within the meaning of Section 355(b)(2) of the Code);

●	during the two-year period following the Distribution Date, we may not liquidate or merge, consolidate, or amalgamate with any other person;

●	during the two-year period following the Distribution Date, we may not sell or otherwise dispose of more than 30% of our consolidated gross assets;

●	during the two-year period following the Distribution Date, we may not purchase any of our common stock, other than pursuant to certain open market repurchases of less than 20% of our common stock (in the aggregate);

●	during the two-year period following the Distribution Date, we may not amend our Certificate of Incorporation (or other organizational documents) or take any other action affecting the voting rights of our common stock; and

●	more generally, we may not take any action that could reasonably be expected to cause the Transfer and the Distribution to fail to qualify as tax-free transactions for U.S. federal income tax purposes.

Due to these restrictions and indemnification obligations under the Tax Matters Agreement, we may be limited in our ability to pursue strategic transactions, equity or convertible debt financings, or other transactions that may otherwise be in our best interests. In addition, our potential indemnity obligation to Vinco might discourage, delay, or prevent a change of control that our stockholders may consider favorable.

Our accounting and other management systems and resources may not be robust enough to meet the financial reporting and other requirements to which we will be subject following the Separation.

Prior to the Separation, our financial results were included within the consolidated results of Vinco, and we were not directly subject to reporting and other requirements of the Exchange Act. These and other obligations will place significant demands on our management, administrative, and operational resources, including accounting and information technology resources. To comply with these requirements, we anticipate that we will need to duplicate information technology infrastructure; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting, finance, tax, treasury, and information technology staff. If we are unable to do this in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to independent public companies could be impaired and our business could be harmed.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the January 2022 Warrants if the January 2022 Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDER

January 2022 Note, January 2022 Warrant and 2022 Amendment Agreement

On January 26, 2022, we entered into the January 2022 Purchase Agreement with Hudson Bay for the issuance and sale in the January 2022 Offering of the January 2022 Note, originally convertible into 3,333,333 January 2022 Note Shares and the January 2022 Warrant, originally exercisable into 3,333,333 January 2022 Warrant Shares. We received total consideration of $30,000,000 in the January 2022 Offering. The January 2022 Note was originally convertible at a conversion price of $10.00 per share, is immediately convertible and has a term of exercise equal to three years from the date of issuance. The exercise price of the January 2022 Warrant was originally $10.00 per share. The exercise price of the January 2022 Warrant adjusts down to match the issuance price of common stock issued by the Company at a lower price than the exercise price of the January 2022 Warrant, or match the exercise or conversion price of convertible securities issued by the Company.

A holder of the January 2022 Note or the January 2022 Warrant may not convert its January 2022 Note or January 2022 Warrant, as applicable, to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after conversion or exercise, as applicable, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the conversion or exercise, as applicable.

On July 28, 2022, the Company entered into the 2022 Amendment Agreement with Hudson Bay to amend the January 2022 Purchase Agreement, the January 2022 Note and the Registration Rights Agreement.

Pursuant to the 2022 Amendment Agreement, the Company released an aggregate of $29,000,000 of Released Funds from the Restricted Funds Account and, going forward, must deposit 50% of any Warrant Exercise Cash (as defined in the 2022 Amendment Agreement) into the Restricted Funds Account. The Company used $22,000,000 of the Released Funds to repurchase from Hudson Bay $22,000,000 of the principal of the January 2022 Note. Pursuant to the Amendment Agreement, the conversion price of the balance of the January 2022 Note that remains was voluntarily adjusted to $1.06 (the “Adjustment”) and in accordance with the terms of the January 2022 Warrant, the exercise price of the warrant was adjusted to $1.06 as a result of the Adjustment. The Amendment Agreement also amended the Registration Rights Agreement to require the Company to register (i) the number of shares of common stock equal to 200% of the shares issuable upon conversion of the January 2022 Note and (ii) the number of shares of common stock equal to 200% of the shares issuable upon exercise of the January 2022 Warrant, assuming all cash has been released from the Restricted Funds Account and the number of shares of common stock issuable upon exercise of the January 2022 Warrant has been adjusted in accordance with Section 3(c) of the January 2022 Warrant.

As a result of the Adjustment, the Company is required to register 15,050,315 Additional January 2022 Note Shares and 56,226,410 Additional January 2022 Warrant Shares, in addition to those shares of common stock registered by the Company in the June 2022 S-1.

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Information About Selling Stockholder Offering

The shares of common stock being offered by the selling stockholder are Additional January 2022 Note Shares and Additional January 2022 Warrant Shares. For additional information regarding the issuance of the January 2022 Note and January 2022 Warrant, see “January 2022 Note, January 2022 Warrant and 2022 Amendment Agreement” above.

Except for the ownership of the January 2022 Note, the January 2022 Warrants, Warrants issued pursuant to the 2021 Amendment Agreement, and its involvement with us with respect to the 2022 Amendment Agreement, Hudson Bay has not had any material relationship with us within the past three years.

In addition, in the past three years, Vinco has entered into three private placements with Hudson Bay. In July 2021, Vinco issued a convertible note for the purchase price of $100,000,000 and five-year warrants to purchase shares of common stock. In February 2021, Vinco issued a convertible note for the purchase price of $10,000,000 and five-year warrants to purchase shares of common stock. In January 2021, Vinco issued a convertible note for a purchase price of $12,000,000 and a five-year warrants to purchase shares of common stock.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on their ownership of shares of common stock, notes and warrants, as of August 11, 2022, assuming conversion of the January 2022 Note and January 2022 Warrant held by the selling stockholder on that date but not taking account of any limitations on conversion or exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take in account any limitations on conversion or exercise of the January 2022 Note or January 2022 Warrant.

In accordance with the terms of the Registration Rights Agreement with Hudson Bay, as amended by the 2022 Amendment Agreement, this prospectus generally covers the resale of 200% of the maximum number of shares of common stock issued or issuable pursuant to the January 2022 Note and January 2022 Warrant. Because the conversion price of the January 2022 Note, including payment of interest on the notes through the maturity date of the notes, determined as if the outstanding notes were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at a conversion price calculated immediately preceding the date this registration statement was initially filed with the SEC and January 2022 Warrant, may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. Additionally, in accordance with the terms of the Registration Rights Agreement, as amended by the 2022 Amendment Agreement, the maximum number of shares of common stock that may be sold pursuant to this prospectus includes shares of common stock that may become issuable upon adjustment of the conversion and exercise price of the January 2022 Note and January 2022 Warrant. The fourth column assumes the sale of all of the shares offered by Hudson Bay pursuant to this prospectus. Under the terms of the January 2022 Note, Hudson Bay may not convert the January 2022 Note to the extent (but only to the extent) that Hudson Bay or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99% of the outstanding shares of the Company. The number of shares in the second column does not reflect these limitations. Hudson Bay may sell all, some or none of their shares in this offering.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
Hudson Bay Master Fund Ltd (2)	12,525,157	(3)(4)	71,276,725	(5)	0	0%

(1)	The beneficial ownership percentages set forth in the table below are based on approximately 31,267,585 shares of Cryptyde common stock issued and outstanding as of the date of this prospectus. All shares reported are shares of the Company’s Common Stock.

(2)	Hudson Bay Capital Management LP is the investment manager of Hudson Bay. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, and Sander Gerber has sole voting and investment power over these securities. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Place, Greenwich, CT 06830. All shares reported are shares of the Company’s Common Stock.

(3)	Includes 9,191,824 shares of common stock issuable upon conversion of the January 2022 Note, as amended by the 2022 Amendment Agreement and 3,333,333 shares of Common Stock issuable upon exercise of the January 2022 Warrant.

(4)	Pursuant to the terms of the notes and warrants in footnote (3) above, Hudson Bay may not convert such notes or exercise such warrants to the extent (but only to the extent) Hudson Bay or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of the Company’s common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage do not reflect this limitation. All shares reported are shares of the Company’s Common Stock.

(5)	Includes 15,050,315 Additional January 2022 Note Shares and 56,226,410 Additional January 2022 Warrant Shares. All shares reported are shares of the Company’s Common Stock.

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder listed above and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Authorization. We have 250,000,000 shares of common stock, par value $0.001 per share, authorized.

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors will be able elect all of the directors standing for election.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future.

January 2022 Note

We currently have the January 2022 Note outstanding. The principal amount of the January 2022 Note is $11,333,333 and is convertible into shares of Cryptyde common stock at a conversion price of $1.06 per share following the Adjustment, subject to adjustment for stock splits, combinations or similar events. The January 2022 Note is immediately convertible.

The entire outstanding principal balance and any outstanding fees or interest are due and payable in full on May 5, 2025. The January 2022 Note does not bear interest, provided, however, that the January 2022 Note will bear interest at 18% per annum upon the occurrence of an event of default.

A holder of the January 2022 Note may not convert its January 2022 Note to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after conversion, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the conversion.

January 2022 Warrants

The January 2022 Warrant to purchase up to 3,333,333 January 2022 Warrant Shares is currently outstanding. The exercise price of the January 2022 Warrants is $1.06 per share, after adjusting down in accordance with the terms of the January 2022 Warrant to match the conversion price of the January 2022 Note after the Adjustment. The January 2022 Warrants are exercisable from their issuance date through May 16, 2027.

A holder of the January 2022 Warrants may not exercise its January 2022 Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after exercise, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the exercise.

The exercise price of the January 2022 Warrant is also subject to anti-dilution adjustment which, in the event that Cryptyde issues or is deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the January 2022 Warrant to equal the price at which Cryptyde issues or is deemed to have issued its common stock. The anti-dilution adjustment of the January 2022 Warrant also provides that upon the release of all the cash held in the Restricted Funds Account, the number of shares of common stock issuable upon exercise of the January 2022 Warrant will be adjusted to such amount equal to the aggregate exercise price of the January 2022 Warrant prior to any anti-dilution adjustment, divided by the exercise price per share of the January 2022 Warrant after anti-dilution adjustments. The Registration Rights Agreement, as amended by the 2022 Amendment Agreement, requires Cryptyde to register the number of shares of common stock in this registration statement issuable upon exercise of the January 2022 Warrant as though all the cash held in the Restricted Funds Account has been released and the anti-dilution adjustment has occurred. Accordingly, we are registering the 56,226,410 Additional January 2022 Warrant Shares to account for the additional shares of our common stock issuable upon conversion of the January 2022 Warrant after its exercise price was adjusted to $1.06 in accordance with its terms and as a result of the Adjustment.

PLAN OF DISTRIBUTION

We are registering the Additional January 2022 Note Shares and Additional January 2022 Warrant Shares issuable upon the conversion or exercise, as applicable, of the January 2022 Note and January 2022 Warrant, respectively, to allow the selling stockholder named herein to, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

We are registering the shares of common stock issuable upon conversion of the January 2022 Note to permit the resale of these shares of common stock by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. However, we will receive proceeds from the exercise of the January 2022 Warrant if the January 2022 Warrant is exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

25

The selling stockholder may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

26

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of (i) Ferguson Containers as of December 31, 2021 and for the year ended December 31, 2021 included in the registration statement which this prospectus forms a part, and (ii) Cryptyde, Inc. as of December 31, 2021 and for the period from September 21, 2021 (inception) through December 31, 2021 have been audited by Morison Cogen LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Ferguson Containers as of December 31, 2020 and for the year ended December 31, 2020 included in the registration statement which this prospectus forms a part, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

27

THE SEPARATION

General

Prior to the Separation, we were a wholly owned subsidiary of Vinco. As described in this section, “The Separation”, we have separated from Vinco and have become a separate company traded on the Nasdaq. The effective date of the Separation was June 29, 2022.

Vinco has distributed 100% of the shares of our common stock held by Vinco to holders of shares of Vinco common stock, subject to certain conditions. The distribution of our common stock took place on June 29, 2022 (the “Distribution Date”). On the Distribution Date, each holder of Vinco common stock received one share of Cryptyde common stock for every ten shares of Vinco common stock held at the close of business on the Record Date.

Agreements with VINCO

In connection with the Separation, we entered into a Separation and Distribution Agreement and other agreements with Vinco to effect the Separation and provide a framework for our relationship with Vinco after the Separation. These agreements provide for the allocation between us and our subsidiaries, on the one hand, and Vinco and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the Spin-Off Businesses, on the one hand, and the other current Vinco businesses, on the other hand, and govern the relationship between our company and our subsidiaries, on the one hand, and Vinco and its subsidiaries, on the other hand, subsequent to the Separation.

The Separation and Distribution Agreement contains many of the key provisions related to our Separation from Vinco and the Distribution of our shares of common stock to Vinco stockholders.

The forms of the principal agreements described below have been filed as exhibits to the registration statement of which this prospectus forms a part. The following descriptions of these agreements are summaries of the material terms of these agreements.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes Vinco’s and our agreements relating to the internal restructuring steps taken to complete the Separation, including the assets, legal entities, and rights transferred, liabilities assumed, and related matters.

Subject to the receipt of required governmental and other consents and approvals and the satisfaction of other closing conditions, in order to accomplish the Separation, the Separation and Distribution Agreement provides, as applicable, for Vinco and us to transfer specified assets between the companies that operate the Cryptyde Businesses, on the one hand, and Vinco’s other current businesses, on the other hand, after the Distribution Date. The determination of the assets transferred between the companies has been made by Vinco in its sole discretion. The Separation and Distribution Agreement requires Vinco and us to use reasonable efforts to obtain consents, approvals, and amendments required to assign the assets, legal entities, and liabilities that are transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets have been transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder required a consent that was not obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder was ineffective or adversely affected the rights of the transferor thereunder so that the intended transferee did not in fact receive all such rights, the party retaining any asset that otherwise would have been transferred now holds such asset in trust for the use and benefit of the party entitled thereto and retains such liability for the account of the party by whom such liability is to be assumed, and has taken such other action as has been reasonably requested by the party to which such asset was to be transferred, or by whom such liability was to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the consummation of the Distribution.

In addition, Vinco was given the right to determine the date and terms of the Separation and was given the right, at any time until completion of the Distribution, to determine to abandon or modify the Distribution and to terminate the Separation and Distribution Agreement.

28

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance, and litigation responsibility and management of the Spin-Off Businesses, on the one hand, and Vinco’s other current businesses, on the other hand, after the Distribution Date. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities primarily designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Vinco’s other current businesses with Vinco, in either case after applicable insurance coverage (which generally are occurrence policies) intended to cover such obligations and liabilities and whether incurred prior to, on, or after the Distribution Date. We and Vinco have each agreed to indemnify the other for any liabilities caused by a material misstatement or omission in materials supplied by one of us to the other regarding the business, operations, financial results, stockholder communications, risks, management, management compensation levels, and stock ownership of the applicable company. The Separation and Distribution Agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation, we and Vinco entered into a Tax Matters Agreement that contains certain tax matters arrangements (the “Tax Matters Agreement”) and governs the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of the failure of the Transfer and the Distribution to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that we and VINCO have after the Separation with respect to taxes for both pre-closing and post-closing periods. Under the Tax Matters Agreement, we generally are responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of Vinco for periods prior to the Distribution to the extent attributable to the Cryptyde Businesses. Vinco generally is responsible for any of the taxes of Vinco other than taxes for which we are responsible.

The Tax Matters Agreement further provides as follows:

●	We will generally indemnify Vinco against taxes arising in the ordinary course of business for which we are responsible under the Tax Matters Agreement; and

●	VINCO will indemnify us against any taxes of VINCO other than taxes for which we are responsible.

In addition to the indemnification obligations described above, the indemnifying party generally is required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements, or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding.

The Tax Matters Agreement also generally prohibits us and our affiliates from taking certain actions that could cause the Transfer and the Distribution to fail to qualify for their intended tax treatment, including the following:

●	during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not cause or permit certain business combinations or transactions to occur;

●	during the two-year period following the Distribution Date, we may not discontinue the active conduct of our business (within the meaning of Section 355(b)(2) of the Code);

●	during the two-year period following the Distribution Date, we may not liquidate or merge, consolidate, or amalgamate with any other person;

29

●	during the two-year period following the Distribution Date, we may not sell or otherwise dispose of more than 30% of our consolidated gross assets;

●	during the two-year period following the Distribution Date, we may not purchase any of our common stock, other than pursuant to certain open market repurchases of less than 20% of our common stock (in the aggregate);

●	during the two-year period following the Distribution Date, we may not amend our Certificate of Incorporation (or other organizational documents) or take any other action affecting the voting rights of our common stock; and

●	more generally, we may not take any action that could reasonably be expected to cause the Transfer and the Distribution and to fail to qualify as tax-free transactions for U.S. federal income tax purposes.

In the event that the Transfer and the Distribution fail to qualify for their intended tax treatment, in whole or in part, and Vinco is subject to tax as a result of such failure, the Tax Matters Agreement will determine whether Vinco must be indemnified for any such tax by us.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma consolidated balance sheets as of March 31, 2022 and the related unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021, are presented as if the separation of our business (the “Separation”) from Vinco Ventures, Inc., our former parent company, had occurred on January 1, 2020.

The financial statements of the Company, which includes Ferguson Containers, Cryptyde, Inc., Cryptyde Shared Services, LLC, CW Machines, LLC, and BlockHiro, LLC, have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited financial statements of Ferguson Containers for the years ended December 31, 2021 and 2020, and audited financial statements of Cryptyde, Inc. for the period from September 21, 2021 (inception) through December 31, 2021. The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition and the effects of the foregoing items could, individually or in the aggregate, materially impact the unaudited pro forma condensed combined financial statements.

30

CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

March 31, 2022

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC		Pro Forma Adjustments		Combined Cryptyde, Inc.

Assets
Current assets:
Cash and cash equivalents	$966,071	$46,859	$-	$5		$-	$37,600,000	(1)	$38,612,935
Accounts receivable	969,806	-	-	-		-	-		969,806
Inventory	82,635	-	-	-		-	-		82,635
Prepaid expenses and other current assets	81,910	258,518	-	7,527,164		-	-		7,867,592
Total current assets	2,100,422	305,377	-	7,527,169		-	37,600,000		47,532,968
Property and equipment, net	955,173		-	-		-	-		955,173
Intangible assets, net	-	-	-	-		-	-		-
Loan held for investment	-	4,000,000	-	-		-	-		4,000,000
Due from Former Parent	418,004	-	-	-			(418,004	)(2)	-
Total assets	$3,473,599	$4,305,377	$-	$7,527,169	$		$37,181,996		$52,488,141
			-	-
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$74,092	$2,500	$-	$96,040		$-	$-		$172,632
Accrued expenses and other current liabilities	22,107	67,045	-	7,493,608		-	-		7,582,760
Customer deposits	-	-	-	-		-	-		-
Income tax payable	130,000	-	-	-		-	-		130,000
Current portion of notes payable	-	-	-	-		-	-		-
Total current liabilities	226,199	69,545	-	7,589,648		-	-		7,885,392
			-	-
Notes payable, net of debt issuance costs of $5,733,333, net of current portion	-	-	-	-		-	27,600,000	(3)	27,600,000
Deferred tax liabilities	82,104	-	-	-		-	-		82,104
Due to Former Parent	-	5,845,259	-	459,182			(6,304,441	)(2)	-
Total liabilities	$308,303	$5,914,804	$-	$8,048,830	$		$21,295,559		$35,567,496
Stockholders’ equity
Common stock, no par value, 400 shares authorized as of December 31, 2021	$50,000	$-	$-	$-		$-	$(29,695	)(4)	$20,305
Additional paid-in-capital	-	-	-	-		-	15,916,132	(3)(4)	15,916,132
Retained earnings (accumulated deficit)	3,115,296	(1,609,427)	-	(521,661)		-			984,208
Total stockholders’ equity	3,165,296	(1,609,427)	-	(521,661)		-	15,886,437		16,920,645
Total liabilities and stockholders’ equity	$3,473,599	$4,305,377	$-	$7,527,169		$-	$37,181,996		$52,488,141

The accompanying notes are an integral part of these financial statements.

31

CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

December 31, 2021

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC		Pro Forma Adjustments		Combined Cryptyde, Inc.

Assets
Current assets:
Cash and cash equivalents	$844,619	$66,485	$-	$90		$-	$37,600,000	(1)	$38,511,194
Accounts receivable	867,027	-	-	-		-	-		867,027
Inventory	110,664	-	-	-		-	-		110,664
Prepaid expenses and other current assets	48,343	33,395	-	6,999,955		-	-		7,081,693
Total current assets	1,870,653	99,880	-	7,000,045		-	37,600,000		46,570,578
Property and equipment, net	1,007,770	-	-	-		-	-		1,007,770
Intangible assets, net	-	-	-	-		-	-		-
Loan held for investment	-	4,000,000	-	-		-	-		4,000,000
Due from Former Parent	418,004	-	-	-			(418,004	)(2)	-
Total assets	$3,296,427	$4,099,880	$-	$-	$		$37,181,996		$51,578,348
			-	-
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$44,547	$120	$-	$98,547		$-	$-		$143,214
Accrued expenses and other current liabilities	7,551	27,960	-	-		-	-		35,511
Customer deposits	-	-	-	6,999,980		-	-		6,999,980
Income tax payable	319,997	-	-	-		-	-		319,997
Current portion of notes payable	15,530	-	-	-		-	-		15,530
Total current liabilities	387,625	28,080	-	7,098,527		-	-		7,514,232
			-	-
Notes payable, net of debt issuance costs of $5,733,333, net of current portion	12,114	-	-	-		-	27,600,000	(3)	27,612,114
Deferred tax liabilities	82,104	-	-	-		-	-		82,104
Due to Former Parent	-	4,452,053	-	164,498			(4,616,551	)(2)	-
Total liabilities	$481,843	$4,480,133	$-	$7,263,025	$		$25,983,449		$35,208,450
Stockholders’ equity
Common stock, no par value, 400 shares authorized as of December 31, 2021	$50,000	$-	$-	$-		$-	$(29,625	)(4)	$20,305
Additional paid-in-capital	-	-	-	-		-	14,228,642	(3)(4)	14,228,242
Retained earnings (accumulated deficit)	2,764,584	(380,253)	-	(262,980)		-			2,121,351
Total stockholders’ equity	2,814,584	(380,253)	-	(262,980)		-	14,198,547		16,369,898
Total liabilities and stockholders’ equity	$3,296,427	$4,099,880	$-	$7,000,045		$-	$39,581,996		$51,578,348

The accompanying notes are an integral part of these financial statements.

32

CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2022

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC	Pro Forma Adjustments		Cryptyde, Inc.
Revenues, net	$2,113,305	$-	$-	$1,606,342	$-	$-		$3,719,647
Cost of revenues	1,601,542	-	-	1,572,841	-	-		3,174,383
Gross profit	511,763	-	-	33,501		-		545,264

Operating expenses:
Selling, general and administrative	350,919	1,278,694	-	292,182	-	160,000	(13)	2,081,795
Operating income	160,844	(1,278,694)	-	(258,182)	-	(160,000)		(1,536,531)

Other (expense) income:
Rental income	-	-	-	-	-	-		-
Interest income (expense)	(129)	49,519	-	-	-	-		49,390
Other income	-	-	-	-	-	-		-
Total other income, net	(129)	49,519	-	-	-	-		49,390
Income (loss) before income taxes	160,715	(1,229,175)	-	(258,681)	-	(160,000)		(1,487,141)
Income tax expense	(189,997)	-	-	-	-	189,997	(14)	-
Net income (loss)	$350,712	$(1,229,175)	$-	$(258,681)	$-	(349,997)		$(1,487,141)
Net income (loss) per share:
Net income (loss) per share – basic	876.78	(122.92)						(0.07)
Net income (loss) per share – diluted	876.78	(122.92)						(0.04)
Weighted average number of common shares outstanding – basic	400	10,000						20,305,259
Weighted average number of common shares outstanding – diluted	400	10,000						39,225,452

The accompanying notes are an integral part of these financial statements

33

CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2021

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC	Pro Forma Adjustments		Cryptyde, Inc.
Revenues, net	$7,874,285	$-	$-	$-	$-	$-		$7,874,285
Cost of revenues	5,682,117	-	-	-	-	-		5,682,117
Gross profit	2,192,168	-	-	-		-		2,192,168

Operating expenses:
Selling, general and administrative	1,946,832	413,648	-	262,980	-	770,000	(5)(6)	3,393,460
Operating income	245,336	(413,648)	-	(262,980)	-	(770,000)		(1,201,292)

Other (expense) income:
Rental income	71,543	-	-	-	-	(71,543	)(7)	-
Interest income (expense)	(44,816)	33,395	-	-	-	-		(11,421)
Other income	481,090	-	-	-	-	(475,419	)(7)	5,671
Total other income, net	507,817	33,395	-	-	-	(546,962)		(5,750)
Income (loss) before income taxes	753,153	(380,253)	-	(262,980)	-	(1,316,962)		(1,207,042)
Income tax expense	210,000	-	-	-	-	(210,000	)(8)	-
Net income (loss)	$543,153	$(380,253)	$-	$(262,980)	$-	(1,106,562)		$(1,207,042)
Net income (loss) per share:
Net income (loss) per share – basic	1,357.88	(38.03)						(0.06)
Net income (loss) per share – diluted	1,357.88	(38.03)						(0.03)
Weighted average number of common shares outstanding – basic	400	10,000						20,305,259
Weighted average number of common shares outstanding – diluted	400	10,000						39,225,452

The accompanying notes are an integral part of these financial statements

34

CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2020

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC	Pro Forma Adjustments		Cryptyde, Inc.
Revenues, net	$6,719,894	$-	$-	$-	$	$-		$6,719,894
Cost of revenues	4,691,451	-	-	-		-		4,691,451
Gross profit	2,028,443	-	-	-		-		2,028,443

Operating expenses:
Selling, general and administrative	1,759,117	-	-	-		560,000	(9)(10)	2,319,117
Operating income (loss)	269,326	-	-	-		(560,000)		(290,674)

Other (expense) income:
Rental income	102,815	-	-	-		(102,815)		-
Interest expense	(112,295)	-	-	-		-	(11)	(112,295)
Total other (expense)	(9,480)	-	-	-		(102,815)		(112,295)
Income (loss) before income taxes	259,846	-	-	-		(662,815)		(402,969)
Income tax expense	67,399	-	-	-		(67,399	)(12)	-
Net income (loss)	$192,447	$-	$-	$-		(595,416)		$(402,969)
Net loss per share:
Net loss per share – basic	481.12	-	-	-				(0.02)
Net loss per share – diluted	481.12	-	-	-				(0.02)
Weighted average number of common shares outstanding – basic and diluted	400	-	-	-				18,805,259

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NOTES TO PRO FORMA FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

As used herein, the Company refers to Ferguson Containers, a New Jersey corporation incorporated on September 14, 1966 under the laws of the state of New Jersey, Cryptyde, Inc., a Nevada corporation incorporated on September 21, 2021, Cryptyde Shared Services, LLC, a Nevada limited liability company formed on September 16, 2021, CW Machines, LLC, a Nevada limited liability company formed on October 2, 2021 and BlockHiro, LLC, a Nevada limited liability company formed on November 8, 2021. The unaudited pro forma condensed combined financial statements are based on Ferguson Container, Inc.’s historical financial statements and the newly formed Cryptyde, Inc., Cryptyde Shared Services, LLC, CW Machines, LLC, and BlockHiro, LLC as adjusted to give effect to the Separation. The unaudited pro forma combined statements of operations for the years ended December 31, 2021 and 2020, respectively, give effect to the Separation as if it had occurred on January 1, 2020. The unaudited pro forma combined balance sheet as of December 31, 2021, gives effect to the Separation as if it had occurred on January 1, 2021. The Company has historically operated as part of Vinco Ventures, Inc. (“Former Parent”) and not as a standalone company. Financial statements representing the historical operations of the Packaging Business have been derived from the Former Parent’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from Former Parent. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Former Parent. Former Parent allocations are discussed further in Note 2. As part of Former Parent, the Company has historically been dependent upon Former Parent for a majority of its working capital and financing requirements as the Former Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the Former Parent due to/from account. Accordingly, none of Former Parent’s cash, cash equivalents or debt at the corporate level have been assigned to the Company in the financial statements. All significant transactions between the Company and Former Parent have been included in the accompanying combined financial statements. Transactions with Former Parent are reflected in the accompanying Unaudited Pro-Forma Combined Balance Sheets within “Due From Former Parent and Due To Former Parent.”

2. PRO FORMA ADJUSTMENTS

Pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following are corresponding to the footnotes in the above financial statements.

Balance Sheet – March 31, 2022

1)	Reflects the $30,000,000 of cash from senior convertible note less fees of $2,400,000 to the Placement Agent, $12,000,000 of cash from equity private placement and $2,000,000 cash payment to the Former Parent upon the Distribution;
2)	Reflects the elimination of the due to/from Former Parent upon the Separation;
3)	Reflects the adjustment for the senior convertible note of $33,333,333 with a purchase price of $30,000,0000; and
4)	Reflects the anticipated shares to be issued upon the Distribution to the shareholders of Vinco Ventures, Inc on or about the end of the second quarter of 2022 and based on the number of shares outstanding of 188,052,593 as of May 18, 2022 and giving effect to one share of common stock to be received for every ten shares of Vinco Ventures, Inc. common stock. In addition, the number of Cryptyde shares expected to be outstanding includes 1,500,000 anticipated shares to be issued related to the equity private placement of $12,000,000.

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Balance Sheet – December 31, 2021

1)	Reflects the $30,000,000 of cash from senior convertible note less fees of $2,400,000 to the Placement Agent, $12,000,000 of cash from equity private placement and $2,000,000 cash payment to the Former Parent upon the Distribution;
2)	Reflects the elimination of the due to/from Former Parent upon the Separation;
3)	Reflects the adjustment for the senior convertible note of $33,333,333 with a purchase price of $30,000,0000; and
4)	Reflects the anticipated shares to be issued upon the Distribution to the shareholders of Vinco Ventures, Inc on or about the end of the second quarter of 2022 and based on the number of shares outstanding of 188,052,593 as of May 18, 2022 and giving effect to one share of common stock to be received for every ten shares of Vinco Ventures, Inc. common stock. In addition, the number of Cryptyde shares expected to be outstanding includes 1,500,000 anticipated shares to be issued related to the equity private placement of $12,000,000.

Statements of Operations – March 31, 2022

13)	Reflects the anticipated salaries of two additional C-level employees annual salaries $400,000 and $45,000 of benefits and corporate office rent expenses of $60,000;
14)	Reflects the elimination of income taxes due to proforma loss before income taxes after adjustments.

Statements of Operations – December 31, 2021

5)	Reflects the elimination of portion of the management fee for the salaries of the CEO and CFO included below and employees remaining with Vinco Ventures, Inc. of $130,000;
6)	Reflects the anticipated salaries of the CEO, CFO and COO of $700,000 and $140,000 of benefits and corporate office rent expenses of $60,000;
7)	Reflects the elimination of income from rental operations and the gain on the sale of the building which is non-recurring; and
8)	Reflects the elimination of income taxes due to proforma loss before income taxes after adjustments.

Statements of Operations – December 31, 2020

9)	Reflects the elimination of portion of the management fee for the salaries of the CEO and CFO included below and employees remaining with Vinco Ventures, Inc. of $160,000.;
10)	Reflects the anticipated salaries of the CEO, CFO, and COO of $700,000 and $140,000 of benefits;
11)	Reflects the elimination of income from rental operations which is non-recurring; and
12)	Reflects the elimination of income taxes due to proforma loss before income taxes after adjustments.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As explained above, unless otherwise indicated, the terms “we,” “us,” “our,” “our Company,”“TYDE” and “the Company” refer to Cryptyde, Inc., together with its consolidated subsidiaries. The following discussion and analysis of the Company’s financial condition and results of operations should be read together with the Company’s financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to the Company’s plans and strategy for the Company’s business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” and “Cautionary Note Regarding Forwarding- Looking Statements” sections of this prospectus. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Vinco has successfully completed a spin-off of its Packaging Business, Web3 Business, and Bitcoin Mining Services Business. To accomplish this spin-off, Vinco transferred those businesses to us, then Vinco distributed all of its equity interest in us, consisting of all of the outstanding shares of our common stock, to Vinco’s stockholders on a pro rata basis (the “Distribution”). Following the Separation, Vinco does not own any equity interest in us, and we operate independently from Vinco.

Our financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Vinco. Our financial statements reflect our financial position, results of operations and cash flows as we were historically managed, in conformity with GAAP. Our financial statements include certain assets and liabilities that have historically been held at the Vinco corporate level but are specifically identifiable or otherwise attributable to us.

All intercompany transactions between us and Vinco have been included in our financial statements and are considered to be settled in our consolidated financial statements at the time the Separation became effective. The total net effect of the settlement of these intercompany transactions is reflected in our unaudited pro forma combined balance sheets as “Due to/from Former Parent.”

The historical costs and expenses reflected in our financial statements for Ferguson Containers include an allocation for certain corporate shared service functions historically provided by Vinco including executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology and other shared services. These expenses have been allocated to us on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis based on sales, headcount, tangible assets or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Our management believes the assumptions underlying our Ferguson Containers financial statements, including the assumptions regarding the allocation of general corporate expenses from Vinco are reasonable. Nevertheless, our financial statements may not include all of the actual expenses that would have been incurred had we operated as a stand-alone company during the periods presented and may not reflect what our actual results of operations, financial position and cash flows would have been if we had operated as a stand-alone company during the periods presented. Actual costs that would have been incurred if we had operated as a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. Following the Separation, we now perform these functions using our own resources or purchased services.

Cryotyde is comprised of the Packaging Business, the Web3 Business, and the Bitcoin Mining Services Business. The Packaging Business includes Ferguson Containers and has been operating for over 50 years. The Bitcoin Mining Services Business is a joint venture through CW Machines, LLC and began operating in October 2021. The joint venture is expected to be accounted for as a variable interest entity and will be fully consolidated with Cryptyde, Inc. The Web3 business expects to begin offering Web3 products in 2022.

The Packaging Business – Ferguson Containers

Ferguson Containers manufactures and sells custom packaging for a variety of products. In our experience, packaging has the capability to “tell” the products’ story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Ferguson Containers does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

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The Web3 Business – BlockHiro, LLC

BlockHiro, LLC, a Nevada limited liability company was formed on November 8, 2021, was formed to hold the Web3 Business. The Web3 Business plans to use decentralized blockchain technology in established consumer facing industries such as video games, music, and art. TYDE intends to finalize a digital coin minting platform in 2022. TYDE believes its digital coin minting platform will enable TYDE to, together with partners and clients, quickly and efficiently create digital coins for use with projects in established consumer facing industries.

Bitcoin Mining Services Business – CW Machines, LLC

CW Machines, LLC, a Nevada limited liability company formed on October 2, 2021, was formed to hold the Bitcoin Mining Services Business. The Bitcoin Mining Services Business, CW Machines, LLC, through a joint venture with Wattum Management Inc. and BBA Technology Inc., is focused on bringing Bitcoin mining to the consumer level by offering Bitcoin mining equipment and co-location services.

Financing

On November 11, 2021, the Company entered into the 2021 Amendment Agreement. In connection with the 2021 Amendment Agreement on May 18, 2022, the Company issued to Hudson Bay warrants exercisable into 8,652,419 shares of the Company’s common stock with an exercise price of $0.001 per share.

On January 26, 2022, the Company, entered into a Securities Purchase Agreement (the “Note Securities Purchase Agreement”) with an accredited investor (the “Note Investor”) for the issuance and sale of a Senior Convertible Note with an initial principal amount of $33,333,333 (the “Note”) at a conversion price of $10.00 per share of Cryptyde’s common stock, par value $0.001 (the “Common Stock”), a warrant (the “Warrant”) to purchase up to 3,333,333 shares of Common Stock with an initial exercise price of $10.00 per share of Common Stock (the “Note Private Placement”). The entire outstanding principal balance and any outstanding fees or interest is due and payable in full on the third anniversary of the date the note was issued, May 5, 2022 (the “Maturity Date”). The Note shall not bear interest, provided, however, that the Note will bear interest at 18% per annum upon the occurrence of an event of default. Cryptyde and the Note Investor closed on the transactions contemplated by the Note Securities Purchase Agreement on May 5, 2022. At the closing, Cryptyde issued to the Note Investor the Warrant to purchase up to 3,333,333 shares of Cryptyde Common Stock with an exercise price of $10.00 per share. In connection with the Note Private Placement, Cryptyde also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Note Investor, and on May 5, 2022, entered into a Security Agreement, a Pledge Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof prior to the closing of the Purchase Agreement.

On January 26, 2022, the Company, entered into a Securities Purchase Agreement (the “Equity Private Placement”) with an accredited investor (the “Equity Investor”) for the issuance of (i) 1,500,000 shares of Common Stock, and (ii) a warrant (the “Equity Investor Warrant”) to purchase up to 1,500,000 shares of Common Stock with an exercise price of $8.00 per share of Common Stock (the “Equity Private Placement”). The consideration paid to Cryptyde under the Equity Private Placement was $12,000,000. Cryptyde and the Equity Investor closed on the transactions contemplated by the Equity Private Placement on May 20, 2022. At the closing, Cryptyde issued to the Equity Investor 1,500,000 shares of Cryptyde Common Stock and a warrant to purchase up to 1,500,000 shares of Cryptyde Common Stock with an exercise price of $8.00 per share. The Equity Private Placement contains covenants on the part of Cryptyde, including that Cryptyde will reserve for the purpose of issuance at least 100% of the maximum number of shares of Common Stock issuable upon conversion of the Equity Investor Warrant. In addition, under the Equity Private Placement, Cryptyde granted the Equity Investor certain rights to participate in any Subsequent Placements for the same duration as the participation right pursuant to the Note Securities Purchase Agreement.

On May 18, 2022, in connection with its spin-off and based upon Vinco warrants exercisable into Vinco common stock, the Company issued to Palladium, CVI Investments, Inc. and Armistice Capital Master Fund Ltd. warrants exercisable into 767,774, 500,000 and 300,000 shares, respectively, of the Company’s common stock at an exercise price of $0.001 per share.

Key Components of our Results of Operations

Revenues

We sell corrugated custom packaging to a wide array of customers. In addition, we will generate revenues from the sales of Bitcoin mining equipment offered through CW Machines, LLC and Web3 Products and services offered through BlockHiro, LLC.

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Cost of Revenues

Our cost of revenues includes inventory costs, materials and supplies costs, internal labor costs and related benefits, subcontractor costs, depreciation, overhead and shipping and handling costs. In addition, we will incur costs to purchase Bitcoin mining equipment which will be resold to customers and costs from the development of Web3 products and services.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Rental Income

We earned rental income from a month-to-month lease on a portion of the building located in Washington, New Jersey that we previously owned. The building was sold in August 2021.

Interest Expense and Income, Net

Interest expense includes the cost of our borrowings under our debt arrangements. Interest income includes the interest earned under our notes receivable.

Other Income

Other income includes the gain on disposal of the building located in Washington, New Jersey.

Results of Operations

Three Months Ended March 31, 2022 versus Three Months Ended March 31, 2021

The following table sets forth information comparing the components of net (loss) income for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,		Period over Period Change
	2022	2021	$	%

Revenues, net	$3,719,647	$1,757,652	$1,961,995	111.63%
Cost of revenues	3,174,383	1,283,158	1,891,225	147.39%
Gross profit	545,264	474,494	70,770	14.91%

Operating expenses:
Selling, general and administrative	1,921,795	494,055	1,427,740	288.98%
Operating (loss)	(1,376,531)	(19,561)	(1,356,770)	6937.12%

Other (expense) income:
Rental income	-	25,704	(25,704)	-100.00%
Interest (expense)	(129)	(46,492)	46,363	-99.72%
Other income	49,519	-	49,519	100.00%
Total other income (loss), net	49,390	(20,788)	70,178	-337.59%
Loss before income taxes	(1,327,141)	(40,349)	(1,286,792)	3189.15%
Income tax expense (benefit)	(189,997)	(11,342)	(178,655)	1575.16%
Net loss	(1,137,144)	(29,007)	(1,108,137)	3820.24%

Revenue

For the three months ended March 31, 2022, revenues increased by $1,961,995 or 111.63%, as compared to the three months ended March 31, 2021. The increase was primarily the result of increased sales due to shipment of goods to customers related to the sale of mining equipment.

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Cost of Revenues

For the three months ended March 31, 2022, cost of revenues increased by $1,891,225 or 147.39%, as compared to the three months ended March 31, 2021. The increase was primarily attributable to the increase in total revenues as well as increased costs of materials and production.

Gross Profit

For the three months ended March 31, 2022, gross profit increased by $70,770, or 14.91%, as compared to the three months ended March 31, 2021. The increase was primarily a result of the increase in revenues offset by the increased costs of materials and production.

Operating Expenses

Selling, general and administrative expenses were $1,921,795 and $494,055 for the three months ended March 31, 2022 and 2021, respectively, representing an increase of $1,427,740, or 288.98%. The increase was primarily the result of an increase in payroll costs and operating costs as a standalone public company.

Rental Income

Rental income was $0 and $25,704 for the three months ended March 31, 2022 and 2021, respectively representing a decrease of $25,704. The decrease was related to no longer receiving rental income due to the sale of the building in Washington, New Jersey in August 2021.

Interest expense

Interest expense was $129 for the three months ended March 31, 2022, versus $46,492 for the year ended March 31, 2021. The decrease in interest expense was related to repayment of outstanding lines of credit as well as the outstanding notes payable.

Other income

Other income was $49,519 for the three months ended March 31, 2022 versus $0 for the three months ended March 31, 2021. The increase was related to the interest earned on the notes receivable with Wattum Management.

Income tax expense

Income tax benefit was $189,997 for the three months ended March 31, 2022, versus $11,342 for the three months ended March 31, 2021, respectively. The increase was a result of the increase in loss before income taxes.

Net loss

Net Loss was $1,137,144 and $29,007 for the three months ended March 31, 2022 and 2021, respectively. The increase in net loss was a result of the increase in selling, general and administrative expenses.

Ferguson Containers

Year Ended December 31, 2021 versus Year Ended December 31, 2020

The following table sets forth information comparing the components of net (loss) income for the years ended December 31, 2021 and 2020:

	Years Ended December 31,		Period over Period Change
	2021	2020	$	%

Revenues, net	$7,874,285	$6,719,894	$1,154,391	17.18%
Cost of revenues	5,682,117	4,691,451	990,666	21.12%
Gross profit	2,192,168	2,028,443	163,725	8.07%

Operating expenses:
Selling, general and administrative	1,946,832	1,759,117	187,715	10.67%
Operating income	245,336	269,326	(23,990)	-8.91%

Other (expense) income:
Rental income	71,543	102,815	(31,272)	-30.42%
Interest (expense)	(44,816)	(112,295)	67,479	-60.09%
Other income	481,090	-	481,090	100.00%
Total other (loss) income, net	507,817	(9,480)	517,297	-5,456.72%
Income before income taxes	753,153	259,846	493,307	189.85%
Income tax expense (benefit)	210,000	67,399	142,601	211.58%
Net income (loss)	543,153	192,447	350,706	182.24%

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Revenue

For the year ended December 31, 2021, revenues increased by $1,154,391 or 17.18%, as compared to the year ended December 31, 2020. The increase was primarily the result of increased sales due to more demand for packaging materials related to increased shipment of goods by customers.

Cost of Revenues

For the year ended December 31, 2021, cost of revenues increased by $990,666 or 21.12%, as compared to the year ended December 31, 2020. The increase was primarily attributable to the increase in total revenues as well as increased costs of materials and production.

Gross Profit

For the year ended December 31, 2021, gross profit increased by $163,725, or 8.07%, as compared to the year ended December 31, 2020. The increase was primarily a result of the increase in revenues offset by the increased costs of materials and production.

Operating Expenses

Selling, general and administrative expenses were $1,946,832 and $1,759,117 for the year ended December 31, 2021 and 2020, respectively, representing an increase of $187,715, or 10.67%. The increase was primarily the result of an increase in payroll costs related to stock-based compensation of $144,000 allocated to Ferguson Containers from the Former Parent.

Rental Income

Rental income was $71,543 and $102,815 for the years ended December 31, 2021 and 2020, respectively representing a decrease of $31,272, or 30.42%. The decrease was related to the sale of the building in Washington, New Jersey in August 2021.

Interest expense

Interest expense was $44,816 for the year ended December 31, 2021, versus $112,295 for the year ended December 31, 2020. The decrease in interest expense was related to repayment of outstanding lines of credit.

Other income

Other income was $475,418 for the year ended December 31, 2021 versus $0 for the year ended December 31, 2020. The increase was related to the sale of the building in Washington, New Jersey in August 2021.

Income tax expense

Income tax expense was $210,000 for the year ended December 31, 2021, versus $67,399 for the year ended December 31, 2020, respectively. The increase was a result of income before income taxes.

Cryptyde, Inc.

Year Ended December 31, 2021

Cryptyde, Inc. was formed on September 21, 2021. The results of operations are presented from September 21, 2021 through December 31, 2021. There were no operations prior to September 21, 2021.

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The following table sets forth information from September 21, 2021 through December 31, 2021.

For the Period from September 21, 2021 (inception) to December 31, 2021

Revenues, net	$-
Cost of revenues	-
Gross profit	-

Operating expenses:
Selling, general and administrative	676,628
Operating loss	(676,628)

Other income:
Interest income	33,395
Total other income, net	33,395
Income before income taxes	(643,233)
Income tax expense	-
Net income	(643,233)

Revenue

Cryptyde, Inc. was formed on September 21, 2021 and the Company does not currently generate any revenues.

Operating Expenses

Selling, general and administrative expenses were $676,628 for the period from September 21, 2021 through December 31, 2021. The components of operating expenses were the result of payroll and related benefits and consulting and developmental expenses.

Interest income

Interest income was $33,395 for the period from September 21, 2021 through December 31, 2021. The components of interest income were the result of interest earned on the note receivable from Wattum Management, Inc..

Income tax expense

Income tax expense was $0 for the period from September 21, 2021 through December 31, 2021. No income taxes or benefit were recognized due to the Company’s loss before income taxes.

Liquidity and Capital Resources

Cryptyde, Inc. has required funding from the Former Parent to fund its operations. In addition, other than those that relate to the Note Private Placement, the Company has no significant debt obligations.

The Company currently has approximately $40 million in cash from Vinco, the Equity Private Placement, and the Note Private Placement. The Company believes it will have sufficient funds for the next 12 months to accomplish its strategic plan.

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Cash Flows

Since inception, Cryptyde, Inc. and its subsidiaries have primarily used its available cash to fund its operations. The following table sets forth a summary of cash flows for the periods presented:

	For the Three Months Ended March 31,
	2022	2021
Cash (used in) provided by:
Operating Activities	$(1,551,911)	$31,773
Investing Activities	(6,595)	(18,228)
Financing Activities	1,660,247	43,958
Net increase in cash and restricted cash	$101,741	$57,503

Cash Flows for the Three Months Ended March 31, 2022 and 2021

Operating Activities

Net cash used in operating activities was $1,551,911 during the three months ended March 31, 2022, which consisted primarily of a net loss of $1,137,144, decreases in changes in operating assets and liabilities $520,664 offset by non-cash depreciation expense of $59,192 and provision for bad debts of $46,705. Net cash used in operating activities was $31,773 during the three months ended March 31, 2021, which consisted primarily of a net loss of $29,007 offset by non-cash depreciation expense of $32,812, and an increase in changes in operating assets and liabilities of $27,968.

Investing Activities

Net cash used by investing activities decreased to $6,595 during the three months ended March 31, 2022 from net cash used of $18,228 during the three months ended March 31, 2021. This decrease consisted of less cash used for property and equipment purchases during the three months ended March 31, 2022 and 2021, respectively.

Financing Activities

Net cash provided by financing activities was $1,660,247 during the three months ended March 31, 2022 compared to $43,958 for the three months ended March 31, 2021. This increase consisted of increase in cash received from Former Parent of $1,272,307 and by changes in repayments under lines of credit and notes payable of $343,982.

Ferguson Containers has historically been positive cash flows from operations. In addition, the Company has no significant debt obligations. Since inception, Ferguson Containers Inc.’s operations have been funded principally through its operations.

Cryptyde, Inc. has required funding from the Former Parent to launch operations.

At the Distribution, the Company had approximately $40 million in cash from Vinco and other sales of securities, including the Note Private Placement. The Company believes it will have sufficient funds for the next 12 months to accomplish its strategic plan.

Cash Flows

Ferguson Containers

Since inception, Ferguson Containers has primarily used its available cash to fund its operations. The following table sets forth a summary of cash flows for the periods presented:

	For the Years Ended December 31,
	2021	2020
Cash (used in) provided by:
Operating Activities	$352,817	$193,075
Investing Activities	294,244	(276,478)
Financing Activities	20,799	181,461
Net increase (decrease) in cash and restricted cash	$667,860	$98,058

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Cash Flows for the Years Ended December 31, 2021 and 2020

Operating Activities

Net cash provided by operating activities was $352,817 during the year ended December 31, 2021, which consisted primarily of a net income of $537,487 offset by a gain on disposal of $475,418, non-cash depreciation expense of $144,765, increases in changes in operating assets and liabilities $144,317. Net cash provided by operating activities was $193,075 during the year ended December 31, 2020, which consisted primarily of net income of $192,447, non-cash depreciation expense of $95,861, amortization of note discounts of $15,573, and a decrease in changes in operating assets and liabilities of $110,806.

Investing Activities

Net cash provided by investing activities increased to $294,244 during the year ended December 31, 2021 from net cash used of $276,478 during the year ended December 31, 2020. This increase consisted of proceeds from the sale of a building of $808,395 offset by cash used for property and equipment purchases of $514,151 compared to $276,478 during the years ended December 31, 2021 and 2020, respectively.

Financing Activities

Net cash provided by financing activities was $20,799 during the year ended December 31, 2021 compared to net cash provided by financing activities of $181,461 for the year ended December 31, 2020. This decrease consisted of changes in cash received from Former Parent of $103,641 offset by changes in repayments under lines of credit of $263,650.

Cryptyde, Inc.

Since inception, Cryptyde, Inc. has required funding from the Former Parent to fund its operations. The following table sets forth a summary of cash flows for the periods presented:

For the Period from September 21, 2021 (inception) to December 31, 2021

Cash (used in) provided by:
Operating Activities	$(549,976)
Investing Activities	(4,000,000)
Financing Activities	4,616,551
Net increase (decrease) in cash and restricted cash	$66,575

Cash Flows for the Year Ended December 31, 2021

Operating Activities

Net cash used in operating activities was $549,976 during the period from September 21, 2021 (inception) to December 31, 2021, which consisted primarily of net loss of $643,233, offset by operating assets and liabilities of $93,257.

Investing Activities

Net cash used in investing activities was $4,000,000 during the period from September 21, 2021 (inception) to December 31, 2021. This consisted solely of cash used for a loan provided to Wattum Management, Inc., a partner in CW Machines, LLC.

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Financing Activities

Net cash provided by financing activities was $4,616,551 during the period from September 21, 2021 (inception) to December 31, 2021 solely from cash provided by the Former Parent to fund the note and operations.

Contractual Obligations and Commitments

The Company has no debt covenants that require certain financial information to be met.

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements as of March 31, 2022.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s combined financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. In accordance with U.S. GAAP, the Company bases its estimates on historical experience and on various other assumptions the Company believes are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

For information on the Company’s significant accounting policies please refer to Note 2 to the Company’s Financial Statements included in this prospectus.

BUSINESS

We were formed in 2021 and are comprised of our Web3 Business, Bitcoin Mining Services Business, and Packaging Business, which we acquired from our former parent, Vinco Ventures, Inc., in anticipation of the Separation. The businesses we acquired have longer operating histories than us. Accordingly, our discussion of the businesses includes information related to their operations prior to our existence and acquisitions of them.

We are headquartered in Safety Harbor, Florida. Our common stock is currently listed on the Nasdaq Capital Market under the symbol “TYDE.”

Web3 Business

BlockHiro, LLC was formed in November 2021 to do business as a Web3 company. BlockHiro had no activity through December 31, 2021. The Web3 Business plans to use decentralized blockchain technology in established consumer facing industries such as video games, music, and art. We intend to finalize a digital coin minting platform in 2022. We believes our digital coin minting platform will enable us to, together with partners and clients, quickly and efficiently create digital coins for use with projects in established consumer facing industries.

Web3 is the tokenized web, which includes blockchains and the tokens on blockchains. Web3 is decentralized. On Web3, transaction are conducted peer-to-peer and can have high degrees of privacy. Blockchains can be used to create smart contracts, which take real world contacts and program onto a blockchain allowing for the automatic execution of contracts. Blockchains, under the umbrella of Web3, provide the platform for managing transactions using tokens that represent digital and physical assets, such as music, art, money, collectibles, and real estate. We believe our digital coin minting platform will allow us to create solutions for moving established consumer facing industries on to blockchains through use of smart contracts other blockchain applications.

Our Web3 Business includes our upcoming game Freescape. Freescape is a character driven virtual ecosystem comprised of themed interactive environments. Freescape will allow users the ability to explore and experience a wide range of activities in the Metaverse including concerts, movies, and more. The initial launch of Freescape will begin with the “Space Cowboys” character launch targeted for release in the second quarter of 2022. Freescape characters will be minted in-house by us through its our platform on the Ethereum blockchain. End consumers will then store their NFTs in their personal wallets.

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We intend to grow the Web3 Business in to a portfolio company with a portfolio of products that use decentralized blockchain technology in established consumer facing industries. We are in the early stages of investigating Web3 uses in music, movies, digital art, ticketing and event services, and gaming.

The Web3 Business expects to take payment in the form of the digital currency Ethereum. We will store the Ethereum we receive in a digital wallet. We intend to adopt a policy for the conversion of Ethereum into fiat currency in accordance with industry standards.

The Web3 Business has not had any revenues. The Web3 Business does not currently have any material commitments for capital expenditures. In the event the Web3 Business requires a material capital expenditure, we expect to fund it through capital raises.

Bitcoin Mining Services Business

CW Machines, LLC, a Nevada limited liability company formed on October 2, 2021, was formed to hold the Bitcoin Mining Services Business. The Bitcoin Mining Services Business, CW Machines, LLC, through a joint venture with Wattum Management Inc. and BBA Technology Inc., is focused on bringing Bitcoin mining to the consumer level by offering Bitcoin mining equipment and co-location services. Cryptyde holds a 51% interest in CW Machines, LLC.

CW Machines, LLC is a reseller of Bitcoin mining equipment and services. The equipment sales primarily focus on Bitcoin mining equipment including Antminer S19s, Antminer S19 Pros, Whatsminer, and Canaan. Our Bitcoin mining services include reselling co-location services, which offer a physical location and ancillary services allowing Bitcoin miners to mine for Bitcoin. These services are provided by third-parties.

The Bitcoin Mining Services Business was formed in the fourth quarter of 2021 and began receiving revenue after December 31, 2021. The Bitcoin Mining Services Business does not currently have any material commitments for capital expenditures. In the event the Bitcoin Mining Services Business requires a material capital expenditure, we expect to fund it through capital raises.

Packaging Business

The Packaging Business, through Ferguson Containers, manufactures and sells custom packaging for a wide variety of products. In our experience, packaging has the capability to “tell” the products story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Ferguson Containers does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

In the fiscal years ended December 31, 2021 and 2020, the Packaging Business had revenue of $7,874,285 and $6,719,894, respectively.

Business Strategy

Derive revenue from a diverse group of industries and sources to allow us to focus resources toward the best opportunities. We intend for our businesses to derive revenue from established industries such as consumer packaging, as well as newly emerging markets such as Web3, Bitcoin mining equipment and services, and creating NFTs. Our revenue is expected to come from a wide variety of sources. Our Packaging Business and Bitcoin Mining Services Business earn revenue from the sale of goods and related services. Products under our Web3 Businesses are expected to generate revenue from several sources including fees for using services developed by us, in-game sales for games we create, advertising integrated into the products expected to be offered by the Web3 Business, and transaction fees for various services.

Continually assess our businesses to best allocate resources. We expect our diverse group of industries and sources of revenue will allow our management to evaluate how to best allocate resources, and ultimately grow the Company. Because the industries that we expect to participate in include traditional and recently formed industries, our management believes we will be well prepared for changing economic conditions and customer preferences.

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Expand through a combination of organic growth and strategic acquisition. We believe the Packaging Business and Bitcoin Mining Services Business are positioned well to grow organically. The Packaging Business has been operating for over 50 years and has a track record of expanding. The Bitcoin Mining Services Business is tapping into a relatively new market of less-established Bitcoin miners who traditionally could not enter the space due to economic and logistical hurdles. Our management may seek strategic acquisitions for Packaging Business and Bitcoin Mining Services Business but believes these two businesses can be grown organically through continued sales efforts. The Web3 Business is expected to grow both organically, and through strategic acquisitions. Our management believes that our future ability to quickly and efficiently mint digital tokens will allow us to make acquisitions and quickly add value by integrating blockchain into the existing consumer facing industries.

Maintain dedicated customer focus. We believe that maintaining a close partnership with our customers will allow us to effectively focus our efforts and respond to their changing demands. Our customers will expect us to offer products and services that remain relevant in industries that are constantly evolving. Our management believes listening to our customers will allow us to adapt to their needs and preferences.

Employees

As of August 11, 2022, the companies that comprise Cryptyde had 35 employees that perform various administrative, finance and accounting, technology, and corporate management functions. Of the 35 employees, 14 employees were employed by Ferguson Containers and 21 employees were employed by Cryptyde Shared Services, LLC. None of our employees are represented by a union in collective bargaining with us. We consider relations with our employees to be good.

Properties, Facilities, and Distribution

We currently lease office space located in Safety Harbor, FL pursuant a lease that expires on July 31, 2024. In addition, we lease office space in Alpha, NJ on a month-to-month basis.

Legal Proceedings

During the normal course of its business, the Company may be subject to occasional legal proceedings and claims. There are currently no legal proceedings or claims asserted against the Company or its subsidiaries.

Supply Chain and Production

Our Packaging Business does not have long-term contractual arrangements with any of our suppliers that guarantee us production capacity, prices, lead times, or delivery schedules. Our reliance on independent party suppliers exposes us to vulnerability because of our dependence on a few sources of supply. We believe, however, that other sources of supply are available. In addition, we continually strive to develop relationships with other sources of supply in order to reduce our dependence on any one source of supply. As a result, we believe that our current and other available suppliers will ensure that we obtain a sufficient supply of goods built to our specifications in a timely manner and on satisfactory economic terms. The main raw material used by our Packaging Business is corrugated cardboard. Our main suppliers of corrugated cardboard are Corrugated Supplies Company, Georgia Pacific, and Freedom Corrugated. We also purchased certain finished products from Delta Packaging for resale to end users.

Our Bitcoin Mining Services Business is reliant on third-party suppliers. We are a reseller and require the availability of the products we purchase at wholesale, then distribute to final customers. We do not have long-term contractual arrangements with any of our suppliers that guarantee us adequate supply of Bitcoin mining equipment to satisfy the needs of our Bitcoin Mining Services Business. Our main suppliers of Bitcoin mining equipment sold under the Bitcoin Mining Services Business is Wattum Management, Inc.

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Patents, Trademarks, and Copyrights

We recognize the importance of innovation and protecting our intellectual property. We will apply for patents whenever we develop innovative new products, unique designs, or processes of commercial importance and seek trademark protection when we believe they provide a marketing advantage. We do not believe that our business is materially dependent on any single patent or trademark.

We rely on a combination of trade secrets, trademarks, trade dress, customer records, monitoring, brand protection services, confidentiality agreements, and other contractual provisions to protect our intellectual property.

We intend to vigorously pursue and challenge infringements of our patents, trademarks, service marks, trade dress, and copyrights, as we believe the goodwill associated with them is a cornerstone of our branding strategy.

Information Systems

Our information systems use software enterprise resource platforms, including procurement, inventory management, receivables management, and accounting. We utilize QuickBooks Enterprise as our ERP system.

After the Separation, we will either convert to our own instance of QuickBooks Enterprise or we will implement a new ERP system. Regardless of which decision is made, we believe our information systems infrastructure will support our growth strategy in the future.

Competition

We operate and plan to operate in a competitive markets and encounter competition from both domestic and foreign participants. We believe we can effectively compete with our present competitors. We compete, and plan to compete, primarily based upon innovation, performance, price, quality, reliability, durability, consumer brand awareness, and customer service and support. Our competitors include a large number of private companies that directly compete with a number of our brands. Certain of our competitors may have more established brand names and stronger distribution channels than we do and have, or have through their owners, access to financial and marketing resources that are greater than we possess that may afford them the ability to invest more than we can in product development, intellectual property and marketing.

Competitors to our Packaging Business include Sutherland Packaging, based in Andover, New Jersey, Acme Corrugated Box Company, based in Hatboro Pennsylvania, and Trenton Corrugated Products, Inc., based in Ewing, Pennsylvania. Competitors for our Bitcoin Mining Services Business include Compass Mining, Miners Dep, and Alliance Miners. Our competitors in the Web3 business will depend on what Web3 products we develop or acquire. We expect competition for Freespace to include Decentraland, Sandbox and Fluf World.

Seasonality

Our business is not seasonal and there are not large fluctuations with our operations between quarterly revenues based on the time of year.

Government Regulation

Packaging Business

Like other manufacturers and distributors of consumer products, we are required to comply with a wide variety of federal, state, and international laws, rules, and regulations, including those related to consumer products and consumer protection, advertising and marketing, labor and employment, data protection and privacy, intellectual property, workplace health and safety, the environment, the import and export of products, and tax matters. Our failure to comply with applicable federal, state, and international laws, rules, and regulations may result in our being subject to claims, lawsuits, fines, and adverse publicity that could have a material adverse effect on our business, operating results, and financial condition. These laws, rules, and regulations currently impose significant compliance requirements on our business, and more restrictive laws rules and regulations may be adopted in the future.

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Web3 Business and Bitcoin Mining Services Business

The laws and regulations applicable to digital assets, including those we intend to produce under our Web3 Business and the Bitcoins mined by our Bitcoin Mining Services Business customers, are evolving and subject to interpretation and change. Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., digital assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies, including FinCEN, the CFTC, the SEC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital assets networks, digital assets users and digital assets exchange markets. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of digital assets markets and our digital assets operations. Additionally, U.S. state and federal and foreign regulators and legislatures have taken responsive action against digital assets businesses or enacted restrictive regimes in response to hacks, consumer harm, or criminal activity stemming from digital assets activity. There is also increasing attention being paid by U.S. federal, state, and local energy regulatory authorities as the total electricity consumption of cryptocurrency-mining grows and potentially alters the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies are also actively reviewing the impact of cryptocurrency-mining in their respective states.

Due to the relatively short history of Bitcoin and digital assets, and their emergence as a new asset class, government regulation of blockchain and digital assets is constantly evolving, with increased interest expressed by U.S. and international regulators.

Government regulation of blockchains and digital assets is under active consideration by the United States federal government via its agencies and regulatory bodies, as well as by similar entities in other countries and transnational organizations. State and local regulations also may impact our activities and other activities in which we may participate in the future. Other governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in blockchain or digital asset businesses.

The effect of any regulatory change, either by the federal, state, local or foreign governments or any self-regulatory agencies on us is impossible to predict, but such change could be substantial and may have a material adverse effect on our business, financial condition, and results of operations. While we are unaware of significant adverse governmental or regulatory action adverse to Bitcoin mining in the United States, there is no guarantee that future regulation or adverse action will not take place and interpretation of existing regulations in a manner adverse to our business is possible.

In addition, various foreign jurisdictions either have adopted, or may adopt, laws, regulations or directives that affect digital assets, digital asset networks, and their users and participants. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of digital assets by users, merchants, and service providers outside of the United States, and may therefore impede the growth of digital assets. Several Eastern European and Asian countries have a more restrictive posture toward digital assets and, thereby, have reduced the rate of expansion of digital asset use, as well as mining, in each of those countries. Presently, we do not believe any U.S. federal or state regulatory body has taken any action or position adverse to Bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.

We are unable to predict the effect that any future regulatory change, or any overlapping or unclear regulations, may have on us, but such change, overlap or lack of clarity could be substantial and make it difficult for us to operate our business or materially impact the market for digital assets that we mine or may mine in the future. FinCEN has issued guidance stating its position that it does not differentiate between fiat currency (which FinCEN calls “real currency”) and digital assets that are convertible into fiat currency or other forms of convertible virtual currencies (which FinCEN calls “virtual currency”) for purposes of determining whether a person or entity is engaging in “money transmission services”. Persons and entities engaging in virtual currency activities that amount to “money transmission services,” or otherwise cause them to be deemed a “money services business” under FinCEN’s regulations, must register with FinCEN as a money services business, implement an “effective” anti-money laundering program and comply with FinCEN’s reporting and recordkeeping requirements.

In May 2019, FinCEN issued guidance relating to how the Bank Secrecy Act (“BSA”) and its implementing regulations relating to money services businesses apply to certain businesses that transact in convertible virtual currencies. Although the guidance generally indicates that certain mining and mining pool operations will not be treated as money transmission services, the guidance also addresses when certain activities, including certain services offered in connection with operating mining pools such as hosting convertible virtual currency wallets on behalf of pool members or purchasers of computer mining power, may be subject to regulation. Although we believe that our activities under the Web3 Business and the Bitcoin Mining Services Business do not presently trigger FinCEN registration requirements under the BSA, if our activities cause us to be deemed a “money transmitter,” “money services business” or equivalent designation, under federal law, we may be required to cease certain of our operations. Ceasing such operating could have a material adverse effect on our financial position, results of operations and cash flows.

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Backlog

We currently do not have a material backlog of orders through our Packaging Business. A backlog consists of orders for which purchase orders have been received and which are generally scheduled for shipment within six months or subject to capacity constraints, including lack of available product. We allow orders received that have not yet shipped to be cancelled; therefore, our backlog may not be indicative of future sales.

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 the (“JOBS Act”). We will continue to be an emerging growth company until the earliest to occur of the following:

●	the last day of the fiscal year following the fifth anniversary of the Distribution;

●	the last day of the fiscal year with at least $1.07 billion in annual revenue;

●	the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter; or

●	the date on which we have issued more than $1 billion of non-convertible debt during the prior three-year period.

Until we cease to be an emerging growth company, we plan to take advantage of reduced reporting requirements generally unavailable to other public companies. Those provisions allow us to do the following:

●	provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation;

●	not provide an auditor attestation of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); and

●	not hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to adopt the reduced disclosure requirements described above for purposes of this prospectus. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

In addition, the JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

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Independent Accountant

Ferguson Containers

Effective February 21, 2022, Marcum LLP (“Marcum”) was dismissed by Ferguson Containers as its independent registered public accounting firm. For Ferguson Containers’s fiscal years ended December 31, 2019 and 2020, Marcum’s reports on the balance sheets as of December 31, 2020 and 2019 and the statements of operations, changes in stockholders’ equity and cash flows for the years then ended of Ferguson Containers did not contain any adverse opinions or a disclaimers of opinion, and no report was qualified or modified as to uncertainty, audit scope, or accounting principles.

For Ferguson Containers’s fiscal years ended December 31, 2019 and 2020, respectively, and the subsequent interim periods through September 30, 2021, there were no disagreements between Marcum and Ferguson Containers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its report of Ferguson Containers for such periods.

For Ferguson Containers’s fiscal years ended December 31, 2019 and 2020, respectively, and the subsequent interim periods through September 30, 2021, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, other than a material weakness in internal controls related to limited accounting personnel and segregation of duties to ensure that all material transactions and developments impacting its financial statements are reflected.

On January 27, 2022, Ferguson Containers engaged Morison Cogen.

Prior to engaging Morison Cogen, Ferguson Containers did not consult Morison Cogen regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on Ferguson Containers’s financial statements or a reportable event, nor did Ferguson Containers consult with Morison Cogen regarding any disagreements with Ferguson Containers’s prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

MANAGEMENT

Executive Officers Following the Separation

The following table sets forth information regarding certain individuals who currently serve as, and are expected to continue to serve as following the Separation, our directors and executive officers.

The Company’s current directors and executive officers, are as follows:

Name	Age	Position
Brian McFadden	36	President and Chief Executive Officer, Director
Brett Vroman	42	Chief Financial Officer
Kevin O’Donnell	45	Chairman
Frank Jennings	49	Director
Louis Foreman	52	Director
Mary Ann Halford	56	Director

Brian McFadden. Mr. McFadden has served as a member of the board of directors since October 13, 2021. Mr. McFadden also serves as President and Chief Executive Officer of the Company. Mr. McFadden previously served as the Chief Strategy Officer for Vinco Ventures, Inc. A serial entrepreneur himself, Mr. McFadden is charged with identifying and targeting company acquisitions to ensure long term growth and scale. Mr. McFadden served as a Managing Member of MAC Capital Holdings, a marketing and consulting firm, from 2019 to 2020, and as President and Chief Executive Officer of Stealth Technologies Inc, a direct response distribution company, from 2012 to 2019. Mr. McFadden brings with him a wealth of knowledge in the media acquisitions, and consumer products markets. Mr. McFadden recently was involved in the acquisition and merger of a large social platform in the short form content space. A Hamilton College graduate, Mr. McFadden supports entrepreneurs in their early-stage growth efforts.

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Brett Vroman Mr. Vroman has served as Chief Financial Officer since October 13, 2021. Mr. Vroman served as Vinco Venture, Inc.’s Chief Financial Officer from June 2019 to November 22, 2021, and previously served as its Controller from May 2018 through May 2019. From October 2014 to May 2018, Mr. Vroman was Director of Financial Reporting at Avantor, Inc., a global manufacturer and distributor of high-quality products, services and solutions to customers and suppliers in the life science, advanced technology, and applied materials industries. From March 2011 to October 2014, Mr. Vroman was employed as an Assurance Senior Manager at BDO USA, LLP, a public accounting, tax, consulting. Mr. Vroman is a certified public accountant and holds a Bachelor of Science in Accounting from York College of Pennsylvania. Mr. Vroman bring to Tyde accounting and management experience.

Kevin O’Donnell. Mr. O’Donnell has served as Chairman of the board of directors since October 15, 2021. Mr. O’Donnell founded Poptop Partners, LLC, a boutique operating and investment firm specializing in small to mid-market companies with an emphasis on the retail sector in April 2011 and continues to serve as its Managing Partner. From May 2007 to June 2010, Mr. O’Donnell served as the Founder/President of KOR Capital, LLC, a private equity and consulting firm specializing in turn around management of mid-market companies. Mr. O’Donnell has been an early-stage investor in multiple industries including hospitality, beverage, cannabis, hemp and technology. Mr. O’Donnell has served or continues to serve on numerous private and public boards including but not limited to SRM Entertainment, Vinco Ventures, Inc., Lakeside Alternatives Hospital Foundation, and The University Club. Mr. O’Donnell will bring to Cryptyde close to 25 years of strategic corporate growth, financial structuring, leadership, and business development initiatives to emerging growth companies.

Frank Jennings. Mr. Jennings has served as a member of the board of directors since October 13, 2021. Since 2019, Mr. Jennings has served as the Chief Sales Officer at Castlight Health. From August 2014 to 2019, Mr. Jennings was employed as the Vice President of Sales, North America by Doctor on Demand, Inc., an innovative healthcare telemedicine provider. He currently serves as an advisor at Aptihealth and Covera Health and is on the board of directors for Vinco Ventures, Inc. Mr. Jennings is a co-founder of the CMK Foundation, a charitable organization which has been helping people in local communities since 2009. Mr. Jennings brings to Cryptyde 30 years of experience in business development and management of sales professionals in a variety of technology-adjacent industries.

Mary Ann Halford. Ms. Halford has served as a member of the board of directors since October 13, 2021. She is currently a Partner in the Telecommunications, Media, and Technology (“TMT”) strategy consultancy Altman Solon. Previously she was a Senior Advisor to OC&C Strategy Consultants from December 2017 to December 2020. From March 2012 to April 2017, Ms. Halford was both a Managing Director and then a Senior Managing Director in FTI Consulting’s TMT Group working both in NY and London. Ms. Halford built out the digital operations for ITN Networks from 2008 – 2009 and from 1997 through 2002, Ms. Halford built and developed the platform for the Fox International Channels Group. In addition, from 2007 through 2014, Ms. Halford served on the board of directors of Triton Digital. Ms. Halford received her Bachelor of Arts degree in Government and Economics from Georgetown University and her Master’s in Business Administration from Harvard University. Ms. Halford brings to Cryptyde over 30 years of experience as both an operator and consultant to the global media and entertainment industry.

Louis Foreman. Louis Foreman has served as a member of the board of directors since October 15, 2021. Mr. Foreman is the founder and Chief Executive of Enventys, an integrated product design and engineering firm. Over the past 34 years Louis has created 10 successful start-ups and has been directly responsible for the creation of over 20 others. In 2013, Mr. Foreman was appointed by the SBA Administrator to serve on the National SBDC Advisory Board until the end of 2022. In 2008, Mr. Foreman was appointed by United States Secretary of Commerce Carlos M. Gutierrez to serve for a three-year term on the nine-person Patent Public Advisory Committee (PPAC) of the United States Patent and Trademark Office. In 2011, he was appointed by Secretary Gary Locke to serve an additional three-year term. In addition to being an inventor, Mr. Foreman was the creator of the Emmy® Award winning PBS TV show, Everyday Edisons, and served as the Executive Producer and lead judge. Mr. Foreman currently serves as Chairman of the board of directors of the James Dyson Foundation, the Intellectual Property Owners Association (IPO), New Dominion Bank, The Federal Reserve Bank Industry Roundtable, Beyond Campus Innovations, Vinco Ventures, Inc., and the Intellectual Property Owners Educational Foundation (IPOEF). Mr. Foreman has a Bachelor of Arts degree in Economics from the University of Illinois. Mr. Foreman brings to Cryptyde significant experience with start-ups and knowledge of intellectual property matters.

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Corporate Governance

Director Nominations Process

Each year the board of directors is expected to nominate a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the board of directors, management, stockholders and other sources, including third-party recommendations.

Director and Executive Officer Qualifications

Under our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is responsible for reviewing with our board of directors, on an annual basis, the appropriate experience, skills and characteristics for the board of directors as a whole and its individual members. In evaluating the suitability of individuals for board of directors membership, our Nominating and Corporate Governance Committee, pursuant to our Corporate Governance Guidelines, takes into account many factors, including but not limited to: the individual’s qualification as independent, as well as consideration of diversity, skills, age, education and experience and the general needs of the board of directors. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors.

The Company’s officers and board of directors is composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the Company’s officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

The Company, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of the Company’s directors and executive officers described above, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals of stockholder value appreciation through organic and acquisition growth.

Board Structure, Number and Terms of Office of Officers and Directors

Our board of directors consists of five Directors. In accordance with our Certificate of Incorporation, the minimum number of directors we may have is five and maximum number of Directors is eleven. The number of Directors may be increased or decreased by our board of directors from time to time. In accordance with our Bylaws and Delaware law, our board of directors will oversee the management of the business and affairs of the Company. Our Directors will be elected by our stockholders at our annual stockholders meeting for three-year terms and to serve until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Stockholders will not be entitled to cumulative voting in the election of our directors. Our board of directors will be classified, meaning the directors will be divided into three classes each consisting of as close to 1/3 of the total Directors as possible. At each annual meeting of the stockholders, one class of Directors will be up for election. Directors will serve three-year terms. No determination has been made regarding the directors to be in the individual classes. This classification of the board of directors may delay or prevent a change in control of our company or our management.

Director Independence

Nasdaq listing standards require that a majority of the Company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board of directors intends to affirmatively determine that Frank Jennings, Louis Foreman, and Mary Ann Halford qualify as independent directors in accordance with the Nasdaq listing rules.

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Board Leadership Structure

Our board of directors is not expected to have a formal policy regarding the combination of the roles of Chairman of the board of directors and Chief Executive Officer because the board of directors believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The board of directors believes that it is currently in the best interest of our stockholders that the role of Chairman be held by Kevin O’Donnell.

The board of directors may reconsider this leadership structure from time to time based on the leadership needs of our board of directors and the Company at any particular time. The Nominating and Corporate Governance Committee is expected to evaluate on an ongoing basis whether the board of directors’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee is expected to then makes recommendations to the board of directors concerning the board of directors’ leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Lead Independent Director

Under our Corporate Governance Guidelines, if the Chairman of the board of directors is not an independent director, as determined by the Nominating and Governance Committee and the board of directors, the independent directors will annually appoint one independent director to be the Lead Independent Director in accordance with the Director Nominating Agreement. Given that our Chairman will not be an independent director, our independent directors have appointed Frank Jennings as our Lead Independent Director. The Lead Independent Director’s responsibilities are to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman of the board of directors is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between the Chairman of the board of directors and the independent directors; (iv) propose agendas and schedules for board of directors meetings in consultation with the Chairman of the board of directors; and (v) be available for consultation and communication if requested by stockholders.

Board’s Role in Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational, and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The board of directors is expected to have overall responsibility for risk oversight, including, as part of regular board of directors and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full board of directors has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is expected to be supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee once the committees have been formed. The committees are expected to be formed prior to the Distribution, and each of the committees is expected to regularly reports to the board of directors.

The Audit Committee will review and discuss with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies, guidelines, and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee will review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

The Nominating and Corporate Governance Committee will be responsible for developing and recommending to the board of directors for approval an officer succession plan (the “Succession Plan”), reviewing the Succession Plan periodically with the Chief Executive Officer, evaluating potential candidates for executive positions and recommending to the board of directors any changes to and any candidates for succession under the Succession Plan.

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In addition, the board of directors will be presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management will provide more frequent, informal communications to the board of directors between regularly scheduled meetings which will be designed to give the board of directors regular updates about our business. The board of directors will consider this information and will provide feedback, will make recommendations, and, as appropriate, will authorize or direct management to address particular exposures to risk.

Committees of the Board of Directors

Our board of directors has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Frank Jennings, Mary Ann Halford and Louis Foreman, have been appointed to serve on the Company’s Audit Committee, with Louis Foreman serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Frank Jennings, Mary Ann Halford, Louis Foreman have been appointed to serve on the Company’s Compensation Committee, with Frank Jennings serving as the chair. Frank Jennings, Mary Ann Halford, Louis Foreman have been appointed to serve on the Company’s Nominating and Corporate Governance Committee, with Frank Jennings serving as the chair. Each of the committee charters is available on the Company’s website at www.cryptyde.com.

Audit Committee

The Audit Committee’s duties, which are specified in its charter include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board of directors whether the audited financial statements should be included in our annual reports;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:

●	identifying, evaluating, and selecting, or recommending that the board of directors approve, nominees for election to the board of directors;

●	evaluating the performance of the board of directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters.

Compensation Committee

The Compensation Committee has overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations will be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.

Compensation Committee Interlocks and Insider Participation

Mr. Jennings, Ms. Halford and Mr. Foreman comprise our Compensation Committee. None of these individuals have any material contractual or other relationships with our company except as directors. None of our executive officers served on the compensation committee or board of directors of any entity whose executive officers will serve as a member of our board of directors or our Compensation Committee.

Executive Sessions

Independent directors are expected to regularly meet in executive session at board of directors meetings without any members of management being present. The Lead Independent Director will preside over the executive sessions, and may, as applicable, call executive sessions as appropriate.

Board and Board Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that directors are expected to prepare themselves for and attend all board of directors meetings, the annual meeting of stockholders and the meetings of the board of directors’ standing committees on which they serve.

Anti-Hedging Policy

Our board of directors adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers, and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers, and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales, and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers, and employees.

Corporate Code of Conduct and Ethics and Whistleblower Policy

The board of directors adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of the Company’s directors, officers, and employees. The Corporate Code of Conduct and Ethics and Whistleblower Policy covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Conduct and Ethics is available on our website at www.cryptyde.com. We intend to post any amendments to or waivers from our Code of Conduct and Ethics and Whistleblower Policy at this location on our website.

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Stockholder Communications

Stockholders who wish to communicate with the board of directors may do so by writing the Company’s Office of the Secretary by mail at 200 9th Avenue, Suite 220, Safety Harbor, Florida 34695, Attention: Office of the Secretary or by email at investors@cryptyde.com. All communications that relate to matters within the scope of the responsibilities of the board of directors and its standing committees will be forwarded to the Chairman of the board of directors. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the board of directors are to be sent to the appropriate executive officer or employee.

Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or an employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call our external service provider, toll-free at 866-980-2818.

Certain Legal Proceedings

To the knowledge of the Company’s management, there is no litigation currently pending or contemplated against any of its officers or directors in their capacity as such.

Board Diversity

It is anticipated that we will seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our board of directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our anticipated directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. It is anticipated that the assessment of prospective directors will be made in the context of the perceived needs of our board of directors from time to time.

We expect that all of our directors will be individuals of high character and integrity, able to work well with others, and committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each anticipated director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the anticipated needs of our company at any point in time. Our anticipated Corporate Governance Guidelines will support flexibility in the structure of our board of directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the board of directors.

Our board of directors is not expected to have a formal policy regarding the combination of the roles of Chairman of the board of directors and Chief Executive Officer. It is anticipated that our Chief Executive Officer will be responsible for setting our strategic direction and day-to-day leadership and performance of our company. Our Bylaws will provide that the Chairperson of our board of directors will, when present, preside over all meetings of our stockholders, unless another person is so designated by the board of directors, and board of directors. We anticipate that the Chairperson of the board of directors will provide input to the Chief Executive Officer and set the agenda for board meetings of our board of directors.

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Clawback Policy

We maintain a compensation recovery, or clawback, policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws caused by misconduct of any officer of the Company or its subsidiaries, we will have the right to use reasonable efforts to recover from any then-current or then-former executive officers whose misconduct was a material factor in causing the misstatement and who have received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we will have been required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. It is anticipated that this policy will be administered by the board of directors or a board of directors committee of our board of directors. Once final rules are adopted by the SEC regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, it is anticipated that we will review this policy and make any amendments necessary to comply with the new rules.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this prospectus the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below.

Summary Compensation Table.

The following table presents summary information regarding the total compensation incurred by Vinco Ventures, Inc. for the years ended December 31, 2021 and 2020, for the named executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brian McFadden	2021	207,245	-	2,139,328	-	480,000	2,826,573
Chief Operating Officer	2020	-	-	-	-	-	-

Brett Vroman	2021	246,247	-	1,819,173	-	480,000	2,545,420
Chief Financial Officer	2020	176,924	-	-	-	-	176,924

Overview

The Company expects to provide total compensation packages that are competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company expects that it will be competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are expected to be based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.

The Company’s executive compensation program is expected to consist of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance, and other information deemed relevant and timely.

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Employment Agreements

Brian McFadden Employment Agreement

On March 8, 2022, Cryptyde entered into an employment agreement with Brian McFadden (the “McFadden Employment Agreement”). Pursuant to the McFadden Employment Agreement, Mr. McFadden will serve as Chief Executive Officer of the Company and receive a base salary of $250,000 cash per year and 150,000 shares of Cryptyde common stock. Mr. McFadden will also receive a cash bonus of up to 150% of his base salary based on the satisfaction of performance targets to be set by mutual agreement between the board of directors and Mr. McFadden. Mr. McFadden may receive an equity bonus upon certain milestones relating to acquisitions, market capitalization, and cash flow. Mr. McFadden will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. McFadden up to $10,000 per year as a car allowance, and reimburse Mr. McFadden for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The McFadden Employment Agreement provides Mr. McFadden with four (4) weeks of paid vacation and five (5) days of paid personal time. The initial term of the McFadden Employment Agreement is from January 1, 2022 (retroactive) through January 31, 2024, and will automatically renew for one-year terms unless either party provides notice of intent to terminate the McFadden Employment Agreement to the other party not more than 270 days and not less than 180 days before the end of the then-existing term of employment. In the event the Company terminates Mr. McFadden’s employment without cause (as defined in the McFadden Employment Agreement) or Mr. McFadden terminates his employment as a result of a constructive termination (as defined in the McFadden Employment Agreement), the Company shall pay Mr. McFadden severance in the amount of two times his then-existing base salary and previous year’s bonus, cause the vesting of all Cryptyde common stock held by Mr. McFadden and cause him to retain all benefits he received under the McFadden Employment agreement for the remainder of the term of the applicable benefit plan and as permitted by the benefit plan.

A complete copy of the McFadden Employment Agreement is included as Exhibit 10.4 to the Company’s registration statement on Form S-1, which this prospectus forms a part.

Brett Vroman Employment Agreement

On March 8, 2022, the Company entered into an employment agreement with Brett Vroman (the “Vroman Employment Agreement”). Pursuant to the Vroman Employment Agreement, Mr. Vroman will serve as Chief Financial Officer of the Company and receive a base salary of $250,000 cash per year and 135,000 shares of Cryptyde common stock. Mr. Vroman will also receive a cash bonus of up to 150% of his base salary based on the satisfaction of performance targets to be set by mutual agreement between the board of directors and Mr. Vroman. Mr. Vroman may receive an equity bonus upon certain milestones relating to acquisitions, market capitalization, and cash flow. Mr. Vroman will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. Vroman up to $10,000 per year as a car allowance, and reimburse Mr. Vroman for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The Vroman Employment Agreement provides Mr. Vroman with four (4) weeks of paid vacation and five (5) days of paid personal time. The initial term of the Vroman Employment Agreement is from January 1, 2022 (retroactive) through January 31, 2024, and will automatically renew for one-year terms unless either party provides notice of intent to terminate the Vroman Employment Agreement to the other party not more than 270 days and not less than 180 days before the end of the then-existing term of employment. In the event the Company terminates Mr. Vroman’s employment without cause (as defined in the Vroman Employment Agreement) or Mr. Vroman terminates his employment as a result of a constructive termination (as defined in the Vroman Employment Agreement), the Company shall pay Mr. Vroman severance in the amount of two times his then-existing base salary and previous year’s bonus, cause the vesting of all Cryptyde common stock held by Mr. Vroman and cause him to retain all benefits he received under the Vroman Employment agreement for the remainder of the term of the applicable benefit plan and as permitted by the benefit plan.

A complete copy of the Vroman Employment Agreement is included as exhibit 10.6 to the Company’s registration statement on Form 10, which this prospectus forms a part.

Retirement Benefits

The Company expects to maintain a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan will be made available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan will be able to elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

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Director Compensation

The Company’s board of directors’ compensation program is expected to be designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.

The director annual compensation program is expected to provide the following compensation for independent, non-employee directors following the Business Combination:

●	A quarterly retainer (the “Quarterly Retainer”) of $10,000, and 10,000 shares of the Company common stock, a supplemental $10,000 annual retainer for each of the Audit Committee Chair, the Compensation Committee Chair, and the Nominating and Governance Committee Chair;

●	Meeting attendance fees (the “Meeting Attendance Fees”) of $1,000 per in-person meeting attended; and

●	Additional compensation for ad hoc services on a case-by-case basis.

The 2022 Annual Retainer and Meeting Attendance Fees are expected to be paid in equal installments in arrears as soon as practicable after the last business day of each calendar quarter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Company’s board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Party Transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “Related Party” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of or nominee for the board of directors;

●	any person (including any entity or group) who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer, or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than five percent (5%) of our voting stock;

●	any of the foregoing persons that qualify as such at any time during the fiscal year in which a transaction that would otherwise be subject to this the policy occurs, even if such person has ceased to have such status during such fiscal year; and

●	any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

In addition, we will have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee will have the responsibility to review related party transactions.

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The Separation from Vinco Ventures, Inc.

In connection with the Separation, we entered into a Separation and Distribution Agreement and other agreements with Vinco to effect the Separation and provide a framework for our relationship with Vinco after the Separation. These agreements provide for the allocation between us and our subsidiaries, on the one hand, and Vinco and its subsidiaries on the other hand, of the assets, liabilities, legal entities, and obligations associated with the Cryptyde Businesses, on the one hand, and Vinco’s other current businesses, on the other hand, and governs the relationship between our company and our subsidiaries, on the one hand, and Vinco and its subsidiaries, on the other hand, subsequent to the Separation (including with respect to transition services, employee matters, intellectual property matters, tax matters, and certain other commercial relationships).

Other Related Party Transactions

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify and advance litigation expenses incurred by such individuals by reason of (i) their status as directors and/or officers of the Company, (ii) acts or omissions made in good faith, (iii) their service in any capacity with respect to an employee benefit plan of our company or one or more of our majority owned subsidiaries, or (iv) their service as directors, officers, managers, general partners, trustees, employees, or agents of another entity (including a majority owned subsidiary of our company) at our request while directors and/or officers of our company to the fullest extent permitted by applicable law. See “Limitations on Personal Liability of Directors, Indemnification and Advancement Rights of Directors and Officers, and Director and Officer Insurance” for more detail on the extent to which Delaware law permits the indemnification of Directors and Officers under the indemnification agreement.

Pursuant to the indemnification agreements, the Company will advance all reasonable expenses to be incurred by the indemnitee related to a proceeding for which the indemnitee is entitled to indemnification. The indemnitee shall repay to the Company any expenses advance to the indemnitee if it is ultimately be determined that indemnitee is not entitled to be indemnified against such expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 11, 2022 by (1) each named executive officer and director of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

The following table sets forth information regarding the beneficial ownership of our common stock as of August 11, 2022:

●	each person known by the Company to be an expected beneficial owner of more than 5% of the common stock of the Company;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group.

The addresses of the executives officers and directors is 200 9th Avenue North, Suite 220, Safety Harbor, Florida, 34695.

Beneficial ownership is determined according to the rules of the Securities and Commission, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based upon information provided by Vinco.

The beneficial ownership percentages set forth in the table below are based on approximately 31,267,585 shares of common stock issued and outstanding as of August 11, 2022.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

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	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Stockholders
Hudson Bay Master Fund, Ltd. (2)	3,435,682	9.99%
BHP Capital NY, Inc. (3)	3,000,000	9.16%
Current Executive Officers and Directors
Brian McFadden(4)	81,686	*
Brett Vroman(5)	141,962	*
Kevin O’Donnell(6)	70,316	*
Frank Jennings(7)	40,750
Louis Foreman(8)	73,286	*
Mary Ann Halford(9)	33,250	*
Total Executive Officers and Directors	441,250	* %

(1)	Based on 31,267,585 shares of common stock issued and outstanding as of August 11, 2022. All shares reported are shares of the Company’s Common Stock.

(2)	Includes: (1) 102,349 shares of common stock issuable upon conversion of the January 2022 Note, and (2) 3,333,333 shares of common stock issuable upon exercise of January 2022 Warrant, and excludes 9,089,475 shares of common stock issuable upon conversion of the January 2022 Note. Pursuant to the terms of the January 2022 Note, Hudson Bay may not convert the January 2022 Note to the extent (but only to the extent) Hudson Bay or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage reflect this limitation as of August 11, 2022. Hudson Bay Capital Management LP is the investment manager of Hudson Bay Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, and Sander Gerber has sole voting and investment power over these securities. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Place, Greenwich, CT 06830. All shares reported are shares of the Company’s Common Stock.

(3)	Includes 1,500,000 shares of common stock issuable upon the exercise of warrants issued to BHP Capital NY, Inc. (“BHP”). Bryan Pantofel is the President of BHP and has sole voting and investment power over these securities. The selling stockholder’s address is 45 SW 9th Street, Suite 1603, Miami, Florida 33130. All shares reported are shares of the Company’s Common Stock.

(4)	Mr. McFadden’s address is 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. All shares reported are shares of the Company’s Common Stock.

(5)	Mr. Vroman’s address is 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. All shares reported are shares of the Company’s Common Stock.

(6)	Mr. O’Donnell’s address is 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. All shares reported are shares of the Company’s Common Stock.

(7)	Mr. Jennings’ address is 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. All shares reported are shares of the Company’s Common Stock.

(8)	Mr. Foreman’s address is 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. All shares reported are shares of the Company’s Common Stock.

(9)	Ms. Halford’s address is 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. All shares reported are shares of the Company’s Common Stock.

*	Less than 1%.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the registration of the common stock offered for sale with this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the common stock we are offering by this prospectus, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We are subject to the information and periodic reporting requirements of the Securities Act, and, in accordance with such requirements, we file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s website at www.SEC.gov. We also maintain a website at www.cryptyde.com at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Ferguson Containers

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Ferguson Containers (the “Company”) as of December 31, 2021, the related consolidated statements of comprehensive income, changes in stockholder’s equity and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2022.

Blue Bell, Pennsylvania

March 8, 2022

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Ferguson Containers, Inc.

Report on the Financial Statements

We have audited the accompanying balance sheet of Ferguson Containers, Inc. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from September 2021 through February 21, 2022.

New York, NY

November 5, 2021

F-3

FERGUSON CONTAINERS

CONSOLIDATED BALANCE SHEETS

As of December 31, 2021 and 2020

	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$844,619	$176,759
Accounts receivable	867,027	836,153
Inventories	110,664	114,198
Prepaid expenses and other current assets	48,343	7,209
Total current assets	1,870,653	1,134,319
Property and equipment, net	1,007,770	967,361
Due from parent	418,004	821,627
Total assets	$3,296,427	$2,923,307

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Line of credit	$-	$367,976
Note payable, current portion	15,530	14,848
Accounts payable	44,547	38,507
Accrued expenses	7,551	10,799
Income tax payable	319,997	109,998
Total current liabilities	387,625	542,128
Note payable, less current portion	12,114	27,644
Deferred tax liabilities	82,104	82,104
Total liabilities	481,843	651,876

Stockholder’s equity:
Common stock, 400 shares authorized and outstanding, no par value	50,000	50,000
Retained earnings	2,764,584	2,221,431
Total stockholder’s equity	2,814,584	2,271,431
Total liabilities and stockholder’s equity	$3,296,427	$2,923,307

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FERGUSON CONTAINERS

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2021 and 2020

	2021	2020

Revenues, net	$7,874,285	$6,719,894
Cost of revenues	5,682,117	4,691,451
Gross profit	2,192,168	2,028,443

Selling, general and administrative expenses	1,946,832	1,759,117

Operating income	245,336	269,326

Non-operating income (expense):
Interest expense, net	(44,816)	(112,295)
Rental income	71,543	102,815
Other income	481,090	-
Total non-operating income (expense)	507,817	(9,480)

Net income before income tax expense	753,153	259,846

Income tax expense	210,000	67,399

Net income	$543,153	$192,447
Earnings per share:
Earnings per share – basic and diluted	$1,357.88	$481.12
Weight average number of common shares outstanding – basic and diluted	400	400

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FERGUSON CONTAINERS

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

For the Years Ended December 31, 2021 and 2020

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, January 1, 2020	400	$50,000	$2,028,984	$2,078,984

Net income		-	192,447	192,447

Balance, December 31, 2020	400	50,000	2,221,431	2,271,431

Net income		-	543,153	543,153

Balance, December 31, 2021	400	$50,000	$2,764,584	$2,814,584

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FERGUSON CONTAINERS

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2021 and 2020

	2021	2020

Cash flows from operating activities:
Net income	$543,153	$192,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140,765	95,861
Amortization of debt issuance costs	-	15,573
Gain on sale of building	(475,418)	-
Changes in assets and liabilities:
Accounts receivable	(30,874)	(140,091)
Inventories	3,534	(24,958)
Prepaid expenses and other current assets	(41,134)	(290)
Accounts payable	6,040	9,100
Accrued expenses and other current liabilities	206,751	45,433

Net cash provided by operating activities	352,817	193,075

Cash flows from investing activities:
Purchases of property and equipment	(514,151)	(276,478)
Proceeds from sale of land and building	808,395	-
Net cash provided by (used in) investing activities	294,244	(276,478)

Cash flows from financing activities:
Repayments under lines of credit	(367,976)	-
Borrowings under lines of credit	-	(104,326)
Repayments under notes payable	(14,848)	(14,196)
Due from parent	403,623	299,983
Net cash provided by financing activities	20,799	181,461
Net increase in cash and cash equivalents	667,860	98,058

Cash and cash equivalents, beginning of the year	176,759	78,701
Cash and cash equivalents, end of the year	$844,619	$176,759

Supplemental disclosure of cash flow information:
Cash paid for interest	$47,688	$112,295
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Fergco” and the “Company” refer to Ferguson Containers and/or where applicable, its management, a New Jersey corporation incorporated on September 14, 1966 under the laws of the State of New Jersey. The Company produces and sells a variety of container board, corrugated products and specialty paper products in North America. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco” or “Parent”).

As of December 31, 2021, Fergco’s wholly-owned subsidiary included Cryptyde Shared Services, LLC (“Cryptyde Shared”), which was formed on September 16, 2021. All of Cryptyde Shared Services, LLC costs are paid by and billed to Cryptyde, Inc. and therefore Cryptyde Shared had no assets or activity as of December 31, 2021. The accompanying consolidated financial statements exclude EVNT Platform, LLC which was transferred to Fergco on September 16, 2021, and the transfer was rescinded on January 24, 2022, with an effective rescission date of September 16, 2021.

During 2021, the Parent announced it plans to spin-off (the “Separation”) certain of its businesses. The Parent plans to include Ferguson Containers as well as other subsidiaries of the Parent (the “Spin-Off Businesses”) as part of the spin-off. In anticipation of the Separation, the Parent has placed its assets and legal entities comprising the Spin-Off Businesses to facilitate the Separation. As a result of the Separation, the Company will become an independent, publicly traded company comprised of the Spin-Off Businesses. The Separation is expected to be completed upon the distribution of the common stock of the Spin-Off Businesses to stockholders of the Parent on or about the end of the second quarter of 2022.

Basis of Presentation.

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these consolidated financial statements include, but are not limited to, revenue recognition and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable. Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted. All accounts receivable is currently deemed collectible and no allowance for doubtful account was required as of December 31, 2021 and December 31, 2020, respectively. There was one customer who represented 27% of total accounts receivable as of December 31, 2021.

F-8

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventories. Inventory is recorded at the lower of cost or net realizable value on a first-in, first-out basis. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors.

Property and Equipment. Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment, 5 to 7 years for furniture and fixtures, 6 to 10 years for machinery and equipment, 10 to 15 years for building improvements, 5 years for software, 5 years for molds, 5 to 7 years for vehicles and 40 years for buildings. When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

On August 25, 2021, the Company sold the building located in Washington, NJ for gross proceeds of $858,730. The net proceeds of $763,665 were used to partially payoff the note on the Parent Company, Vinco Ventures, Inc. to the Ferguson Family of $876,500. The note payable was related to the September 30, 2018 acquisition of Ferguson Containers

The table below presents the gain on sale of building:

August 25, 2021
Proceeds	$858,730
Less: Land	(79,100)
Less: Building, net	(253,877)
Less: Fees	(50,335)
Gain on sale of building	$475,418

Impairment of Long-lived Assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets using undiscounted cash flows. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The Company did not record any impairment charges related to long-lived assets during the years ended December 31, 2021 and 2020.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its consolidated financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the consolidated financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-9

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, the Company recognizes revenue when it satisfies performance obligations, by transferring promised goods or services to customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for fulfilling those performance obligations. Revenue for product sales is recognized upon receipt by the customer. There are no contract assets or contract liabilities and therefore no unsatisfied performance obligations. The Company does not offer any warranties, however; damaged products can be returned for credit or refund.

Disaggregation of Revenue. The Company’s primary revenue streams include the sale of corrugated packaging materials. There are no other material operations that were separately disaggregated for segment purposes. The Company has income from rental operations which is included as part of other income in the statements of operations.

Cost of Revenues. Cost of revenues includes freight charges, purchasing and receiving costs, depreciation and inspection costs.

Comprehensive income. The Company follows Accounting Standards Codification (“ASC”) 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income is equal to net income.

Earnings Per Share. The Company follows ASC 260 when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company does not have any common stock equivalents, such as stock options and warrants, the amounts reported for basic and diluted earnings per share were the same.

Income Taxes. The Company accounts for income taxes under the provisions of the FASB ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2021 and 2020. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of comprehensive income. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

F-10

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and other current liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents, accounts receivable and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recent Accounting Pronouncements. As of December 31, 2021, there were no recently adopted accounting pronouncements that had a material effect on the Company’s consolidated financial statements.

F-11

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent Events. The Company has evaluated subsequent events through March 8, 2022, the date the consolidated financial statements were available to be issued. Based upon the evaluation, except for items described in Note 11, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Segment Reporting. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company’s primary revenue streams include the sale of corrugated packaging materials and therefore the Company only identifies one reportable operating segment.

3. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31, 2021 and 2020:

	2021	2020

Trade accounts receivable	$867,027	$836,153
Less: allowance for doubtful accounts	-	-
Total accounts receivable	$867,027	$836,153

4. INVENTORIES

Inventories consist of the following at December 31, 2021 and 2020:

	2021	2020

Raw materials	$13,366	$71,484
Finished goods	97,298	42,714
Total inventories	$97,298	$114,198

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at December 31, 2021 and 2020:

	2021	2020

Land	$-	$79,100
Building and building improvements	781,985	1,263,861
Equipment and machinery	4,621,878	4,119,632
Furniture and fixtures	260,426	260,426
Vehicles	533,867	521,962
	6,198,156	6,244,981
Less: accumulated depreciation	(5,190,386)	(5,277,620)
Total property and equipment, net	$1,007,770	$967,361

Depreciation and amortization expense was $140,765 and $95,861 for the years ended December 31, 2020 and 2019, respectively.

6. DUE TO AND FROM PARENT

As of December 31, 2021 and December 31, 2020, due from parent consists of net amounts due from Vinco Ventures, Inc. related to borrowings for working capital needs and management fees charged by Vinco Ventures, Inc. to Ferguson Containers as well as other operating expenses that were paid for on behalf of one to the other. As of December 31, 2021 and 2020, the net amount due from parent was $418,004 and $821,627, respectively. Such amounts are not due currently. The Parent billed the Company management fees of $316,500 and $200,000 for the years ended December 31, 2021 and 2020, respectively. The due to and from Parent will be considered to be settled at the time of the anticipated Spin-Off of Ferguson Containers

F-12

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. DEBT

Principal due under the line of credit and note payable was as follows as of December 31, 2021 and 2020:

	2021	2020

Line of credit	$-	$367,976

Note payable	27,644	42,492
Less: note payable, current portion	(15,530)	(14,848)
Note payable, net of current portion	$12,114	$27,644

On February 21, 2020, the Company entered into a receivables financing line of credit arrangement (the “Factoring Agreement”) for certain receivables of the Company not to exceed $1,250,000 at any one time. The agreement allows for borrowings up to 85% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed. The balance at December 31, 2020 was $367,976. On March 31, 2021, the Company fully paid off the remaining balance of the Factoring Agreement.

8. INCOME TAXES

Ferguson Containers is taxed as a corporation and pays corporate federal, state and local taxes on income.

Components of income before income taxes were as follows:

	2021	2020

United States	$753,153	$259,846
Income before income tax expense	$753,153	$259,846

The tax effects of temporary differences that give rise to deferred tax assets or liabilities are presented below:

	2021	2020

Deferred tax assets:
Net operating loss carryforwards	$-	-
Net deferred tax assets	$-	$-

Deferred tax liabilities:
Property and equipment	$(82,104)	(82,104)
Net deferred tax liabilities	$(82,104)	$(82,104)
Net deferred taxes	$(82,104)	$(82,104)

The income tax provision consists of the following:

	2021	2020

Current:
Federal	$142,845	$33,315
State	67,155	9,244
Total current	210,000	42,559
Deferred:
Federal	-	16,887
State	-	7,953
Total deferred	-	24,840
Total income tax provision	$210,000	$67,399

F-13

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	2021	2020

Tax at federal statutory rate	21.0%	21.0%
State and local income taxes	7.1%	4.7%
Other	0.2%	0.2%
Total income tax provision	27.9%	25.9%

9. STOCKHOLDER’S EQUITY

Common Stock. Vinco Ventures, Inc. owns 100% of the issued and outstanding common stock of Ferguson Containers As of December 31, 2021 and 2020, the Company has 400 shares of common stock issued and outstanding, respectively.

10. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company leases certain office space from an entity affiliated through common ownership under an operating lease agreement on a month-to-month basis.

Rent expense for the years ended December 31, 2021 and 2020 was $106,800 and $106,800, respectively. Rental payments are expensed in the statements of comprehensive income in the period to which they relate.

11. SUBSEQUENT EVENTS

On January 24, 2022, Vinco Ventures, Inc. rescinded the transfer of the ownership units of EVNT Platform, LLC to Ferguson Containers and 100% of the ownership units of EVNT Platform, LLC reverted back to Vinco Ventures, Inc. with an effective rescission date of September 16, 2021.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Cryptyde, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cryptyde, Inc. (the “Company”) as of December 31, 2021, the related consolidated statements of comprehensive loss, changes in stockholder’s deficit and cash flows for the period from September 21, 2021 (inception) to December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the period from September 21, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2022.

Blue Bell, Pennsylvania

March 8, 2022

F-15

CRYPTYDE, INC.

CONSOLIDATED BALANCE SHEET

As of December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$66,575
Other current assets	7,033,350
Total current assets	7,099,925

Loan held-for-investment, related party	4,000,000
Total assets	$11,099,925

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	126,627
Customer deposit	6,999,980
Total current liabilities	7,126,607
Due to parent	4,616,551
Total liabilities	11,743,158

Commitments and contingencies	-

Stockholder’s deficit:
Common stock, 10,000 shares authorized and outstanding, $0.001 par value	10
Additional paid-in capital	(10)
Accumulated deficit	(514,373)
Total stockholder’s deficit attributable to Cryptyde, Inc.	(514,373)
Non-controlling interest	(128,860)
Total stockholder’s deficit	(643,233)
Total liabilities and stockholder’s deficit	$11,099,925

The accompanying notes are an integral part of these consolidated financial statements.

F-16

CRYPTYDE, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the Period from September 21, 2021 (inception) to December 31, 2021

Revenues, net	$-
Cost of revenues	-
Gross profit	-

Selling, general and administrative expenses	676,628

Operating loss	(676,628)

Non-operating income:
Interest income, net	33,395

Total non-operating income	33,395

Net loss before income tax expense (benefit)	(643,233)

Income tax expense (benefit)	-

Net loss	(643,233)
Net loss attributable to non-controlling interest	(128,860)
Net loss attributable to Cryptyde, Inc.	$(514,373)
Net loss per share:
Net loss per share – basic and diluted	$(51.44)

Weight average number of common shares outstanding – basic and diluted	10,000

The accompanying notes are an integral part of these consolidated financial statements.

F-17

CRYPTYDE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S DEFICIT

For the Period from September 21, 2021 (inception) to December 31, 2021

	Common Stock		Additional Paid in	Non controlling	Accumulated
	Shares	Amount	Capital	Interest	deficit	Total

Balance, September 21, 2021 (Inception)	-	$-	$-	$-	$-	$-

Contributions	10,000	10	(10)	-	-	-

Net loss		-	-	(128,860)	(514,373)	(643,233)

Balance, December 31, 2021	10,000	$10	$(10)	$(128,860)	$(514,373)	$(643,233)

The accompanying notes are an integral part of these consolidated financial statements.

F-18

CRYPTYDE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from September 21, 2021 (inception) to December 31, 2021

Cash flows from operating activities:
Net loss	$(643,233)

Changes in assets and liabilities:
Prepaid expenses and other current assets	(7,033,350)
Accounts payable and accrued expenses	126,627
Customer deposit	6,999,980
Net cash used in operating activities	(549,976)

Cash flows from investing activities:
Loan-held for investment, related party	(4,000,000)
Net cash used in investing activities	(4,000,000)

Cash flows from financing activities:

Due to parent	4,616,551
Net cash provided by financing activities	4,616,551
Net increase in cash and cash equivalents	66,575

Cash and cash equivalents, beginning of the period	-
Cash and cash equivalents, end of the period	$66,575

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Cryptyde” and the “Company” refer to Cryptyde, Inc. and/or where applicable, its management, a Nevada corporation incorporated on September 21, 2021 (date of inception) under the laws of the State of Nevada. The Company sells mining equipment in the blockchain. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco” or “Parent”).

As of December 31, 2021, Cryptyde, Inc. had one wholly-owned subsidiary: BlockHiro, LLC (“BH”). Cryptyde owns 51% of CW Machines, LLC which is consolidated under the voting interest entity model. Under the voting interest entity model, control is presumed by the holder of a majority voting interest unless noncontrolling shareholders have substantive participating rights.

During 2021, the Parent announced it plans to spin-off (the “Separation”) certain of its businesses. The Parent plans to include Cryptyde, Inc. as well as other subsidiaries of the Parent (the “Spin-Off Businesses”) as part of the spin-off. In anticipation of the Separation, the Parent has placed its assets and legal entities comprising the Spin-Off Businesses into or under to facilitate the Separation. As a result of the Separation, the Company will become an independent, publicly traded company comprised of the Spin-Off Businesses. The Separation is expected to be completed upon the distribution of the common stock of the Company to stockholders of the Parent in early 2022.

Basis of Presentation. The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these consolidated financial statements include, but are not limited to, revenue recognition and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its consolidated financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the consolidated financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-20

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, the Company recognizes revenue when it satisfies performance obligations, by transferring promised goods or services to customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for fulfilling those performance obligations. There are no contract assets or contract liabilities and therefore no unsatisfied performance obligations.

Disaggregation of Revenue. The Company’s primary revenue streams will include the sale of mining equipment. There are no material operations that were disaggregated for segment purposes.

Comprehensive income (loss). The Company follows ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive loss is equal to net loss.

Earnings (Loss) Per Share. The Company follows ASC 260 when reporting Earnings (Loss) Per Share resulting in the presentation of basic and diluted earnings (loss) per share. Because the Company does not have any common stock equivalents, such as stock options and warrants, the amounts reported for basic and diluted net loss per share were the same.

Income Taxes. The Company accounts for income taxes under the provisions of the FASB ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2021. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of comprehensive loss. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

F-21

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The carrying amounts of the Company’s financial instruments, such as cash, accounts payable and other current liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recent Accounting Standards. The recent accounting pronouncements that the Company identified that could have an impact on its consolidated financial statements were as follows:

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in this Update affect entities that issue convertible instruments and/or contracts in an entity’s own equity. For convertible instruments, the instruments primarily affected are those issued with beneficial conversion features or cash conversion features because the accounting models for those specific features are removed. However, all entities that issue convertible instruments are affected by the amendments to the disclosure requirements in this Update. For contracts in an entity’s own equity, the contracts primarily affected are freestanding instruments and embedded features that are accounted for as derivatives under the current guidance because of failure to meet the settlement conditions of the derivatives scope exception related to certain requirements of the settlement assessment. The Board simplified the settlement assessment by removing the requirements (1) to consider whether the contract would be settled in registered shares, (2) to consider whether collateral is required to be posted, and (3) to assess shareholder rights. Those amendments also affect the assessment of whether an embedded conversion feature in a convertible instrument qualifies for the derivatives scope exception. Additionally, the amendments in this Update affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The amendments in this Update are effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Board decided to allow entities to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation – Stock Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), Issuer’s Accounting for Certain Modifications or Exchanges or Freestanding Equity – Classified Written Call Options. The amendments in this Update clarify an issuer’s accounting for modifications or exchanges of freestanding equity – classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in this Update in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes the interim period. The Company early adopted this standard on the date of inception. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

Subsequent Events. The Company has evaluated subsequent events through March 8, 2022, the date the consolidated financial statements were available to be issued. Based upon the evaluation, except for items described in Note 10, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-22

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. OTHER CURRENT ASSETS

Other current assets consist of the following at December 31, 2021:

Vendor deposits, related party	$6,999,955
Interest receivable, related party	33,395
Total other assets	$7,033,350

As of December 31, 2021, the Company had deposits with a vendor, Wattum Management, Inc., of $6,999,955 related to a contract for the delivery of mining equipment. Wattum Management, Inc. is a partner in CW Machines, LLC.

4. LOAN HELD-FOR-INVESTMENT, RELATED PARTY

Loan held-for-investment, related party, represents a senior secured promissory note (“Note”) from Wattum Management Inc., a non-controlling member of CW Machines, LLC, a related party. The note bears interest of 5% per annum and matures on October 12, 2026 with the entire outstanding principal and accrued interest due at maturity date. The Note is secured by assets of Wattum Management, Inc.

F-23

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. CUSTOMER DEPOSITS

As of December 31, 2021, the Company had deposits from a customer of $6,999,980 related to a contract to deliver mining equipment.

6. DUE TO PARENT

As of December 31, 2021, due to parent consists of net amounts due to Vinco related to borrowings for financing needs of Cryptyde, Inc. as well as other operating expenses that were paid for on behalf of one to the other. As of December 31, 2021, the net amount due to parent was $4,616,551. Such amounts are not due currently. The due to Parent will be settled at the time the anticipated Spin-Off of Cryptyde, Inc. from Vinco Ventures, Inc. becomes effective.

7. INCOME TAXES

Cryptyde, Inc. is taxed as a corporation and pays corporate federal, state and local taxes on income.

CW Machines, LLC is a limited liability company for income tax purposes and is owned 51% by Cryptyde, Inc. The Company pays corporate federal, state and local taxes on income allocated to it from CW Machines, LLC.

Components of net loss before income taxes were as follows:

2021

United States	$(643,233)
Net loss before income taxes	$(643,233)

The tax effects of temporary differences that give rise to deferred tax assets or liabilities are presented below:

2021

Deferred tax assets:
Net operating loss carryforwards	$108,018
Less: valuation allowance	(108,018)
Net deferred tax assets	$-

F-24

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The income tax benefit consists of the following:

2021

Current:
Federal	$-
State	-
Total current	-
Deferred:
Federal	(108,018)
State	-
Less: valuation allowance	108,018
Total deferred	-
Total income tax provision (benefit)	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

2021

Tax at federal statutory rate	21.0%
U.S. income taxes subject to valuation allowance	-16.8%
State and local income taxes	0.0%
Losses attributable to noncontrolling interests	-4.2%
Total income tax provision (benefit)	0.0%

8. STOCKHOLDER’S EQUITY

Common Stock. Vinco Ventures, Inc. owns 100% of the issued and outstanding common stock of Cryptyde, Inc. As of December 31, 2021, the Company has 10,000 shares of issued and outstanding shares of common stock.

9. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company does not have any leases that extend beyond one year.

10. SUBSEQUENT EVENTS

On January 26, 2022, the Company, entered into a Securities Purchase Agreement (the “Note Securities Purchase Agreement”) with an accredited investor (the “Note Investor”) for the issuance and sale of a Senior Convertible Note with an initial principal amount of $33,333,333 (the “Note”) at a conversion price of $10.00 per share of Cryptyde’s common stock, par value $0.001 (the “Common Stock”), a warrant (the “Warrant”) to purchase up to 3,333,333 shares of Common Stock with an initial exercise price of $10.00 per share of Common Stock (the “Note Private Placement”). The entire outstanding principal balance and any outstanding fees or interest shall be due and payable in full on the third anniversary of the date the note is issued (“Maturity Date”). The Note shall not bear interest, provided, however, that the Note will bear interest at 18% per annum upon the occurrence of an event of default. The Note Investor may terminate its obligations under the Note Securities Purchase Agreement if the closing has not occurred by June 30, 2022. In connection with the Note Private Placement, Cryptyde also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Note Investor, and will enter into a Security Agreement, a Pledge Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof prior to the closing of the Purchase Agreement.

On January 26, 2022, the Company, with respect to certain sections, entered into a Securities Purchase Agreement (the “Equity Private Placement”) with an accredited investor (the “Equity Investor”) for the issuance of a (i) 1,500,000 shares of Common Stock, and (ii) a warrant (the “Equity Investor Warrant”) to purchase up to 1,500,000 shares of Common Stock with an exercise price of $8.00 per share of Common Stock. The consideration to be paid to Cryptyde under the Equity Private Placement is $12,000,000. The Equity Private Placement will close upon the satisfaction of certain conditions of the Equity Investor and Cryptyde, as well as: (i) closing conditions to the Spin-Off have been satisfied or waived, and (ii) the Common Stock shall be approved for Trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange. The Equity Private Placement contains covenants on the part of Cryptyde, including that Cryptyde will reserve for the purpose of issuance at least 100% of the maximum number of shares of Common Stock issuable upon conversion of the Equity Investor Warrant. In addition, under the Equity Private Placement, Cryptyde will grant the Equity Investor certain rights to participate in any Subsequent Placements for the same duration as the participation right pursuant to the Note Securities Purchase Agreement.

F-25

CRYPTYDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2022 and December 31, 2021

	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,012,935	$911,194
Accounts receivable, net	969,806	867,027
Inventories	82,635	110,664
Prepaid expenses and other current assets	7,867,592	7,081,693
Total current assets	9,932,968	8,970,578
Property and equipment, net	955,173	1,007,770
Loan held-for-investment	4,000,000	4,000,000
Total assets	$14,888,141	$13,978,348

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Note payable, current portion	$-	$15,530
Accounts payable	172,632	171,174
Accrued expenses and other current liabilities	7,582,760	7,007,531
Income tax payable	130,000	319,997
Total current liabilities	7,885,392	7,514,232
Note payable, less current portion	-	12,114
Deferred tax liabilities	82,104	82,104
Due to parent	5,886,437	4,198,546
Total liabilities	13,853,933	11,806,996

Stockholder’s equity:
Common stock, 10,000 shares authorized and outstanding, no par value	10	10
Additional paid-in capital	(10)	(10)
Retained earnings	1,289,822	2,300,212
Total stockholder’s equity attributable to Cryptyde, Inc.	1,289,822	2,300,212
Non-controlling interest	(255,614)	(128,860)
Total stockholder’s equity	1,034,208	2,171,352
Total liabilities and stockholder’s equity	$14,888,141	$13,978,348

See the accompanying notes to the condensed consolidated financial statements.

F-26

CRYPTYDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the Three Months Ended March 31, 2022 and 2021 (Unaudited)

	2022	2021

Revenues, net	$3,719,647	$1,757,652
Cost of revenues	3,174,383	1,283,158
Gross profit	545,264	474,494

Selling, general and administrative expenses	1,921,795	494,055

Operating loss	(1,376,531)	(19,561)

Non-operating income (expense):
Interest expense, net	(129)	(46,492)
Rental income	-	25,704
Other income	49,519	-
Total non-operating income (expense)	49,390	(20,788)

Net loss before income tax expense	(1,327,141)	(40,349)

Income tax benefit	(189,997)	(11,342)

Net loss	$(1,137,144)	$(29,007)
Net loss attributable to non-controlling interest	(126,754)	-
Net loss attributable to Cryptyde, Inc.	(1,010,390)	(29,007)
Earnings (loss) per share:
Loss per share – basic and diluted	$(101.04)	$(2.90)
Weight average number of common shares outstanding – basic and diluted	10,000	10,000

See the accompanying notes to the condensed consolidated financial statements.

F-27

CRYPTYDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

For the Three Months Ended March 31, 2022 and 2021 (Unaudited)

	Common Stock		Additional Paid in	Non controlling	Retained
	Shares	Amount	Capital	Interest	earnings	Total

Balance, December 31, 2021	10,000	10	(10)	(128,860)	2,300,212	2,171,352

Net loss	-	-	-	(126,754)	(1,010,390)	(1,137,144)
Contributions	-	-	-	-	-	-

Balance, March 31, 2022	10,000	$10	$(10)	$(255,614)	$1,289,822	$1,034,208

	Common Stock		Additional Paid in	Non controlling	Retained
	Shares	Amount	Capital	Interest	earnings	Total

Balance, January 1, 2021	10,000	$10	$(10)	$-	$2,271,431	$2,271,431
Net loss		-	-	-	(29,007)	(29,007)
Balance, March 31, 2021	10,000	$10	$(10)	$-	$2,242,424	$2,242,424

See the accompanying notes to the condensed consolidated financial statements.

F-28

CRYPTYDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2022 and 2021 (Unaudited)

	2022	2021
Cash flows from operating activities:
Net loss	$(1,137,144)	$(29,007)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59,192	32,812
Provision for bad debts	46,705
Changes in assets and liabilities:
Accounts receivable	(149,484)	(4,934)
Inventories	28,029	2,865
Prepaid expenses and other current assets	(785,899)	(10,011)
Accounts payable	1,458	22,592
Accrued expenses and other current liabilities	385,232	17,456

Net cash used in operating activities	(1,551,911)	31,773

Cash flows from investing activities:
Purchases of property and equipment	(6,595)	(18,228)

Net cash provided by (used in) investing activities	(6,595)	(18,228)

Cash flows from financing activities:
Borrowings under lines of credit	-	(367,976)
Repayments under notes payable	(27,644)	(3,650)
Due from parent	1,687,891	415,584
Net cash provided by financing activities	1,660,247	43,958

Net increase in cash and cash equivalents	101,741	57,503
Cash and cash equivalents, beginning of the year	911,194	176,759
Cash and cash equivalents, end of the period	$1,012,935	$234,262

Supplemental disclosure of cash flow information:
Cash paid for interest	$192	$46,492
Cash paid for income taxes	$-	$-

See the accompanying notes to the condensed consolidated financial statements.

F-29

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Cryptyde” and the “Company” refer to Cryptyde, Inc. and subsidiaries and/or where applicable, its management, a Nevada corporation incorporated on September 21, 2021 (date of inception) under the laws of the State of Nevada. The Company sells mining equipment in the blockchain. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco” or “Parent”).

As of March 31, 2022, Cryptyde, Inc. had two wholly-owned subsidiary: Ferguson Containers, Inc. and BlockHiro, LLC (“BH”). Ferguson Containers, Inc. owns 100% of Cryptyde Shared Services, LLC. Cryptyde owns 51% of CW Machines, LLC which is consolidated under the voting interest entity model. Under the voting interest entity model, control is presumed by the holder of a majority voting interest unless noncontrolling shareholders have substantive participating rights.

During 2021, the Parent announced it plans to spin-off (the “Separation”) certain of its businesses. The Parent plans to include Cryptyde, Inc. as well as other subsidiaries of the Parent (the “Spin-Off Businesses”) as part of the spin-off. In anticipation of the Separation, the Parent has placed its assets and legal entities comprising the Spin-Off Businesses into or under to facilitate the Separation. As a result of the Separation, the Company will become an independent, publicly traded company comprised of the Spin-Off Businesses. The Separation is expected to be completed upon the distribution of the common stock of the Company to stockholders of the Parent on or about the end of the second quarter of 2022.

On March 29, 2022, Ferguson Containers, Inc. ownership was assigned by the Parent to the Company. This transaction between entities under common control resulted in a change in reporting entity and required retrospective combination of the entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the condensed consolidated financial statements of the Company reflect the accounting of the combined acquired subsidiaries at historical carrying values, except that equity reflects the equity of Cryptyde, Inc.

Basis of Presentation. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Ferguson Containers, Inc. and Cryptyde, Inc. and related notes thereto included in the Company’s Registration Statement on Form S-1 (Registration No. 333-264777) of which these Cryptyde, Inc, Notes to Financial Condensed Consolidated Financial Statements form a part (the “Cryptyde S-1”). The Company’s accounting policies are described in the Notes to Consolidated Financial Statements of Ferguson Containers, Inc. and Cryptyde, Inc. in the Cryptyde S-1, and updated as necessary in theses Cryptyde, Inc. Notes to Condensed Consolidated Financial Statements. These statements include all adjustments (consisting only of normal recurring adjustments) which management believes necessary for a fair presentation of the statements and have been prepared on a consistent basis using the accounting policies described in the summary of accounting policies included in Note 2. All significant intercompany transactions and balances have been eliminated in consolidation. Certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed, or omitted pursuant to such rules and regulations, although the Company believes that the accompanying disclosures are adequate to make the information presented not misleading. Operating results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these condensed consolidated financial statements include, but are not limited to, revenue recognition and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable. Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted. The allowance for doubtful account was $46,705 and $0 as of March 31, 2022 and December 31, 2021, respectively. There were two customers who represented 22% and 13% of total accounts receivable as of March 31, 2022.

F-30

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Inventories. Inventory is recorded at the lower of cost or net realizable value on a first-in, first-out basis. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors.

Property and Equipment. Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment, 5 to 7 years for furniture and fixtures, 6 to 10 years for machinery and equipment, 10 to 15 years for building improvements, 5 years for software, 5 years for molds, 5 to 7 years for vehicles and 40 years for buildings. When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

Impairment of Long-lived Assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets using undiscounted cash flows. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The Company did not record any impairment charges related to long-lived assets during the three months ended March 31, 2022 and 2021.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its condensed consolidated financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the condensed consolidated financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-31

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Revenue Recognition. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, the Company recognizes revenue when it satisfies performance obligations, by transferring promised goods or services to customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for fulfilling those performance obligations. Revenue for product sales is recognized upon receipt by the customer. There are no contract assets or contract liabilities and therefore no unsatisfied performance obligations.

Disaggregation of Revenue. The Company’s primary revenue streams include the sale of corrugated packaging materials and the sale of mining equipment. There are no other material operations that were separately disaggregated for segment purposes. The Company previously had income from rental operations which is included as part of other income in the statements of operations for the three months ended March 31, 2021.

Cost of Revenues. Cost of revenues includes freight charges, purchasing and receiving costs, depreciation and inspection costs.

Comprehensive income. The Company follows Accounting Standards Codification (“ASC”) 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive loss, comprehensive income is equal to net loss.

Earnings Per Share. The Company follows ASC 260 when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company does not have any common stock equivalents, such as stock options and warrants, the amounts reported for basic and diluted loss per share were the same.

Income Taxes. The Company accounts for income taxes under the provisions of the FASB ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the condensed consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s condensed consolidated financial statements as of March 31, 2022 and December 31, 2021. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of comprehensive income. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

F-32

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and other current liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents, accounts receivable and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recent Accounting Pronouncements. As of March 31, 2022, there were no recently adopted accounting pronouncements that had a material effect on the Company’s condensed consolidated financial statements.

F-33

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Subsequent Events. The Company has evaluated subsequent events through June 6, 2022, the date the condensed consolidated financial statements were available to be issued. Based upon the evaluation, except for items described in Note 10, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

Segment Reporting. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company’s primary revenue streams include the sale of corrugated packaging materials and therefore the Company only identifies one reportable operating segment.

3. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at March 31, 2022 and December 31, 2021:

	2022	2021

Trade accounts receivable	$1,016,511	$867,027
Less: allowance for doubtful accounts	(46,705)	-
Total accounts receivable	$969,806	$867,027

4. INVENTORIES

Inventories consist of the following at March 31, 2022 and December 31, 2021:

	2022	2021

Raw materials	$9,980	$13,366
Finished goods	72,655	97,298
Total inventories	$82,635	$110,664

5. OTHER CURRENT ASSETS

Other current assets consist of the following at March 31, 2022 and December 31, 2021:

	2022	2021

Vendor deposits	$7,527,164	$6,999,955
Prepaid software deposit	242,200	-
Other	98,228	81,738
Total other current assets	$7,867,592	$7,081,693

As of March 31, 2022 and December 31, 2021, the Company had deposits with a vendor, Wattum Management, Inc., of $7,527,164 and $6,999,955, respectively, related to a contract for the delivery of mining equipment. Wattum Management, Inc. is a partner in CW Machines, LLC.

6. LOAN HELD-FOR-INVESTMENT, RELATED PARTY

Loan held-for-investment, related party, represents a senior secured promissory note (“Note”) from Wattum Management Inc., a non-controlling member of CW Machines, LLC, a related party. The note bears interest of 5% per annum and matures on October 12, 2026 with the entire outstanding principal and accrued interest due at maturity date. The Note is secured by assets of Wattum Management, Inc.

F-34

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

7. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at March 31, 2022 and December 31, 2021:

	2022	2021

Land	$-	$-
Building and building improvements	781,985	781,985
Equipment and machinery	4,628,473	4,621,878
Furniture and fixtures	260,426	260,426
Vehicles	533,867	533,867
	6,204,751	6,198,156
Less: accumulated depreciation	(5,249,578)	(5,190,386)
Total property and equipment, net	$955,173	$1,007,770

Depreciation and amortization expense was $59,192 and $32,812 for the three months ended March 31, 2022 and 2021, respectively.

8. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at March 31, 2022 and December 31, 2021:

	2022	2021

Customer deposits	$7,493,608	$6,999,980
Other	89,152	7,551
Total accrued expenses and other current liabilities	$7,582,760	$7,007,531

9. DUE TO AND FROM PARENT

As of March 31, 2022 and December 31, 2021, due to parent consists of net amounts due to Vinco related to management fees and borrowings for working capital and financing needs of Cryptyde, Inc. as well as other operating expenses that were paid for on behalf of one to the other. As of March 31, 2022 and December 31, 2021, the net amount due to parent was $5,886,437 and $4,198,546, respectively. Such amounts are not due currently. The due to Parent will be settled at the time the anticipated Spin-Off of Cryptyde, Inc. from Vinco Ventures, Inc. becomes effective.

F-35

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

10. DEBT

Principal due under the line of credit and note payable was as follows at March 31, 2022 and December 31, 2021:

	2022	2021

Note payable	-	27,644
Less: note payable, current portion	-	(15,530)
Note payable, net of current portion	$-	$12,114

On January 29, 2022, the Company fully paid off the remaining balance of the Note payable.

11. INCOME TAXES

Cryptyde, Inc. is taxed as a corporation and pays corporate federal, state and local taxes on income.

BlocHiro, LLC and Cryptyde Shares Services, LLC are limited liability companies which are disregarded entities for income tax purposes and are owned 100% by Cryptyde, Inc. and Ferguson Containers, Inc., respectively. The Company pays corporate federal, state and local taxes on income allocated to it from BlockHiro, LLC and Cryptyde Shared Services, LLC.

CW Machines, LLC is a limited liability company for income tax purposes and is owned 51% by Cryptyde, Inc. The Company pays corporate federal, state and local taxes on income allocated to it from CW Machines, LLC.

Ferguson Containers is taxed as a corporation and pays corporate federal, state and local taxes on income.

Income tax benefit for the three months ended March 31, 2022 and 2021 is $189,997 and $11,342, respectively. The income tax benefit is related to losses generated from Cryptyde, Inc. The Company has recorded a full valuation allowance on net operating losses.

There are no unrecognized tax benefits and no accruals for uncertain tax positions.

F-36

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

12. STOCKHOLDER’S EQUITY

Common Stock. Vinco Ventures, Inc. owns 100% of the issued and outstanding common stock of Cryptyde, Inc. As of March 31, 2022 and December 31, 2021, the Company has 10,000 shares of issued and outstanding shares of common stock.

13. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company leases certain office space from an entity affiliated through common ownership under an operating lease agreement on a month-to-month basis.

Rent expense for the three months ended March 31, 2022 and 2021 was $33,700 and $26,700, respectively. Rental payments are expensed in the statements of comprehensive income in the period to which they relate.

Emmersive Sellers: On April 17, 2021, The Parent entered into (and closed on) a certain Asset Contribution Agreement (“Asset Contribution Agreement”) with Emmersive Entertainment, Inc. (“Emmersive”), pursuant to which Emmersive contributed/transferred to the Company the assets used for Emmersive’s business, which include digital assets, software and certain physical assets (the “Contributed Assets”) in consideration for, among other things, the Parent assuming certain obligations of Emmersive, hiring certain employees, and issuing preferred membership units (“Preferred Units”) in EVNT Platform, LLC to Emmersive and/or its shareholders (“Preferred Members”) pursuant to a First Amended and Restated Operating Agreement for the Parent dated as of April 17, 2021 (“Amended Operating Agreement”). Certain put rights are associated with Preferred Units, which if exercised by the Preferred Members, obligates the Parent to purchase the Preferred Units in exchange for shares of the Parent’s common stock (“Put Rights”). In addition, the Preferred Members have the opportunity to earn Conditional Preferred Units if certain conditions are satisfied for earn out targets (“Earn-Out Targets”).

On February 25, 2022, the Parent and Emmersive entered into a Termination and Release Agreement, terminating certain transaction documents dated April 17, 2021, and a Milestone Agreement for the earnout shares to be earned and any remaining consideration to be paid by Cryptyde, Inc. with an effective date of the agreements upon the spin-off being declared effective (“Effective Date”) Upon the spinoff, the agreements release the Company of the opportunity to earn the additional shares of common stock of the Parent from the Asset Contribution Agreement. The contingent consideration to be paid by Cryptyde, Inc. upon the successful completion of the spin-off are described below:

Earned Shares: Issuance of 300,000 shares of common stock of Cryptyde, Inc. (“Cryptyde Shares”).

Milestone 1: In the event that the Company generates a minimum of $5,500,000 in annualized booked revenues from the operation of the Musician & Artist Platform (“Attributed Revenue”) ending eight (8) months following the Effective Date (“Tranche 1 Milestone Date”), the Emmersive Parties shall receive 100,000 restricted Cryptyde Shares (“Tranche One”) within thirty (30) after the Tranche 1 Milestone Date. In the event that the Company does not satisfy this milestone for any reason by the Tranche 1 Milestone Date, the Emmersive Parties shall have no rights to the additional Cryptyde Shares.

Milestone 2: After the Effective Date, in the event the Company generates a minimum of $26,500,000 in annualized Attributed Revenues in any three-calendar month period ending on or before September 30, 2023, from the Musician & Artist Platform, the Emmersive Parties shall receive an additional 100,000 restricted Cryptyde Shares (“Tranche Two”). In the event Milestone Two is achieved, then Milestone One shall also be deemed to have been achieved. In the event that the Company does not satisfy Milestone Two for any reason by September 30, 2023, the Emmersive Parties shall have no rights to Tranche Two.

Milestone 3: After the Effective Date in the event that Buyer generates a minimum of $60,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before September 30, 2024, from the Musician & Artist Platform, Emmersive Parties shall receive an additional 100,000 restricted Cryptyde Shares (“Tranche Three”). In the event Milestone Three is achieved, then Milestones One and Two shall also be deemed to have been achieved. In the event that the Company does not satisfy Milestone Three for any reason by September 30, 2024, time being of the essence, the Emmersive Parties shall have no rights to Tranche Three. In the event that the Company satisfies Milestone Three in the time prescribed they shall have the right to receive an additional 100,000 restricted shares of Cryptyde Shares (“Bonus Tranche”). In the event that the Company does not satisfy Milestone Three for any reason, the Emmersive Parties shall have no rights to the Bonus Tranche.

F-37

CRYPTYDE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

14. SUBSEQUENT EVENTS

On January 26, 2022, the Company, entered into a Securities Purchase Agreement (the “Note Securities Purchase Agreement”) with an accredited investor (the “Note Investor”) for the issuance and sale of a Senior Convertible Note with an initial principal amount of $33,333,333 (the “Note”) at a conversion price of $10.00 per share of Cryptyde’s common stock, par value $0.001 (the “Common Stock”), a warrant (the “Warrant”) to purchase up to 3,333,333 shares of Common Stock with an initial exercise price of $10.00 per share of Common Stock (the “Note Private Placement”). The entire outstanding principal balance and any outstanding fees or interest shall be due and payable in full on the third anniversary of the date the note is issued (“Maturity Date”). The Note shall not bear interest, provided, however, that the Note will bear interest at 18% per annum upon the occurrence of an event of default. The Note Investor may terminate its obligations under the Note Securities Purchase Agreement if the closing has not occurred by June 30, 2022. In connection with the Note Private Placement, Cryptyde also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Note Investor, and will enter into a Security Agreement, a Pledge Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof prior to the closing of the Purchase Agreement.

On January 26, 2022, the Company, with respect to certain sections, entered into a Securities Purchase Agreement (the “Equity Private Placement”) with an accredited investor (the “Equity Investor”) for the issuance of a (i) 1,500,000 shares of Common Stock, and (ii) a warrant (the “Equity Investor Warrant”) to purchase up to 1,500,000 shares of Common Stock with an exercise price of $8.00 per share of Common Stock (the “Equity Private Placement”). The consideration to be paid to Cryptyde under the Equity Private Placement is $12,000,000. The Equity Private Placement will close upon the satisfaction of certain conditions of the Equity Investor and Cryptyde, as well as: (i) closing conditions to the Spin-Off have been satisfied or waived, and (ii) the Common Stock shall be approved for Trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange. The Equity Private Placement contains covenants on the part of Cryptyde, including that Cryptyde will reserve for the purpose of issuance at least 100% of the maximum number of shares of Common Stock issuable upon conversion of the Equity Investor Warrant. In addition, under the Equity Private Placement, Cryptyde will grant the Equity Investor certain rights to participate in any Subsequent Placements for the same duration as the participation right pursuant to the Note Securities Purchase Agreement.

Cryptyde and the Note Investor closed on the transactions contemplated by the Note Securities Purchase Agreement on May 5, 2022. At the closing, Cryptyde issued to the Note Investor the Warrant to purchase up to 3,333,333 shares of Cryptyde Common Stock with an exercise price of $10.00 per share.

Cryptyde and the Equity Investor closed on the transactions contemplated by the Equity Private placement on May 20, 2022. At the closing, Cryptyde issued to the Equity Investor 1,500,000 shares of Cryptyde Common Stock and a warrant to purchase up to 1,500,000 shares of Cryptyde Common Stock with an exercise price of $8.00 per share.

On April 26, 2022, the Company entered into an assignment and assumption agreement with Vinco Ventures, Inc. whereby the parties agreed to transfer and assign to Cryptyde, Inc. the lease agreement dated July 16, 2021 by and between Abdi R. Boozer-Jomehri (d/b/a Safety Harbor Centre, Inc.) and Edison Nation, LLC, a 100% owned subsidiary of Vinco Ventures, Inc. (the “Safety Harbor Lease”).

F-38

71,276,725 Shares

Cryptyde, Inc.

71,276,725 Shares of Common Stock

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$6,937.72
Printing and engraving costs	—
Legal fees and expenses	$10,000
Accounting fees and expenses	7,500
Miscellaneous Fees and Expenses	—

Total	$24,437.72

Item 14. Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our certificate of incorporation includes such an exculpation provision. Our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Cryptyde, or for serving at Cryptyde’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Cryptyde’s Bylaws expressly authorizes Cryptyde to carry directors’ and officers’ insurance to protect Cryptyde, its directors, officers, and certain employees against certain liabilities.

The limitation of liability and indemnification provisions that are in our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit Cryptyde and its stockholders. Your investment may be adversely affected to the extent that, in a class action or direct suit, Cryptyde pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

II-1

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold during the last three years without registration under the Securities Act.

Prior to the Distribution, we issued shares of our common stock to Vinco pursuant to Section 4(a)(2) of the Securities Act, which shares were distributed to Vinco stockholders in the Distribution. We did not register the issuance of the shares under the Securities Act because the issuance did not constitute a public offering.

On January 26, 2022, we entered into the January 2022 Purchase Agreement. On May 5, 2022, we closed the January 2022 Purchase Agreement and issued warrants under the January 2022 Purchase Agreement (the “January 2022 Warrants”) and the January 2022 Note. The sale of securities under the January 2022 Purchase Agreement was pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated by the SEC thereunder. On May 5, 2022, in connection with the closing of the January 2022 Purchase Agreement, we issued warrants exercisable into 533,333 shares of our common stock as a part of Palladium’s compensation for serving as executive placement agent in connection with the January 2022 Purchase Agreement pursuant to Section 4(a)(2) of the Securities Act.

On July 28, 2022, we entered into the 2022 Amendment Agreement with Hudson Bay to amend the January 2022 Purchase Agreement, the January 2022 Note and the Registration Rights Agreement.

Pursuant to the 2022 Amendment Agreement, the Company released (i) on the Closing Date (as defined in the 2022 Amendment Agreement), $25,533,332 and (ii) on the Nasdaq Approval Date (as defined in the 2022 Amendment Agreement), $3,466,668 plus 50% of any Warrant Exercise Cash (as defined in the 2022 Amendment Agreement) deposited into the Control Account prior to the Nasdaq Approval Date (collectively, the “Released Funds”) from the Restricted Funds Account, as defined in the January 2022 Purchase Agreement, and used $22,000,000 of the Released Funds to repurchase $22,000,000 of the principal of the January 2022 Note. The conversion price of the balance of the January 2022 Note that remains has been voluntarily adjusted to $1.06.

As a result of the Adjustment, we are required to register 7,044,026 additional shares of common stock issuable upon the conversion of the January 2022 Note. For more information on the January 2022 Note and the 2022 Amendment Agreement, see “Selling Stockholder – January 2022 Note and 2022 Amendment Agreement”

On January 26, 2022, we entered into the Equity Private Placement with the Equity Investor for the issuance of 1,500,000 shares of Cryptyde’s common stock, and the Equity Investor Warrant to purchase up to 1,500,000 shares of our common stock with an exercise price of $8.00 per share of common stock. The Equity Private Placement includes provisions requiring us to register the shares issued under the Equity Private Placement and the shares of stock underlying the Equity Investor Warrant and cause such registration agreement to be declared effective by the SEC within thirty days of the closing of the Equity Private Placement. The sale of securities under the Equity Private Placement was pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated by the SEC thereunder. In connection with the closing of the Equity Private Placement on May 20, 2022, we issued warrants exercisable into 240,000 BHP SPA Palladium Warrant Shares as a part of Palladium’s compensation for serving as executive placement agent in connection with the Equity Private Placement pursuant to Section 4(a)(2) of the Securities Act.

In April 2022, we entered into to a Milestone Agreement (the “Emmersive Milestone Agreement”) with Emmersive Entertainment, Inc. (“Emmersive”), and certain former shareholders of Emmersive (the “Emmersive Shareholders, and together with Emmersive, the “Emmersive Parties”), in connection with a Termination and Release Agreement between Emmersive, certain former shareholders of Emmersive, EVNT Platform, LLC and VINCO (the “Emmersive Release Agreement”). Under the Emmersive Milestone Agreement, in consideration for entering into the Emmersive Release Agreement, we must issue the Emmersive Parties 300,000 registered shares of our common stock within 30 days after the effectiveness of our first registration statement following the Separation. In addition, upon satisfying certain revenue milestones through September 30, 2024, we must issue up to 400,000 additional shares of our unregistered common stock to the Emmersive Parties. The issuance of our unregistered shares under the Emmersive Milestone Agreement will be made pursuant to Section 4(a)(2) of the Securities Act.

On November 11, 2021, we entered into an Amendment Agreement (the “2021 Amendment Agreement”) by and among Vinco Ventures, Inc., Hudson Bay and the Company. In connection with the 2021 Amendment Agreement on May 18, 2022, we issued to Hudson Bay and Palladium warrants exercisable into 8,652,419 and 767,774 shares of our common stock, respectively, each with an exercise price of $0.001 per share pursuant to Section 4(a)(2) of the Securities Act.

On May 18, 2022, in connection with our spin-off and based upon Vinco warrants exercisable into Vinco common stock, we issued to CVI Investments, Inc. and Armistice Capital Master Fund Ltd. warrants exercisable into 500,000 and 300,000 shares, respectively, of our common stock at an exercise price of $0.001 per share pursuant to Section 4(a)(2) of the Securities Act.

(a) Financial Statements

The information required by this item is contained under the sections of the prospectus entitled “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

II-2

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1#	Separation and Distribution Agreement, dated May 5, by and between Vinco Ventures, Inc. and the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 2.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

3.1	Certificate of Incorporation (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

3.2	Bylaws (previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

5.1	Opinion of Haynes and Boone, LLP

10.1	Amended and Restated Tax Matters Agreement, dated June 7, 2022 by and between Vinco Ventures, Inc. and the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Amendment No. 1 to Form S-1 dated June 7, 2022, with a filing date of June 8, 2022)

10.2+	2022 Incentive Compensation Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.3+	Form of Restricted Stock Unit Award Grant Notice and Agreement to the 2022 Incentive Compensation Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.4+	Employment Agreement by and between the Registrant and Brian McFadden (previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.5+	Employment Agreement by and between the Registrant and Brett Vroman (previously filed with the Securities and Exchange Commission as Exhibit 10.6 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.6	Form of Indemnification Agreement entered into between the Registrant and each of its directors and executive officers (previously filed with the Securities and Exchange Commission as Exhibit 10.6 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.7	Form of Amendment Agreement between Cryptyde, Inc., Vinco Ventures, Inc., and Hudson Bay Master Fund Ltd., dated November 11, 2021 (previously filed with the Securities and Exchange Commission as Exhibit 10.11 to the Registrant’s Amendment No. 1 to Form 10 on January 25, 2022)

10.7.1	First Amendment to the Amendment Agreement between Cryptyde, Inc., Vinco Venture. Inc., and Hudson Bay Master Fund Ltd., dated May 5, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.1.7 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.8	Form of Cryptyde, Inc. Warrant to Purchase Common Stock (previously filed with the Securities and Exchange Commission as Exhibit 10.12 to the Registrant’s Amendment No. 1 to Form 10 on January 25, 2022)

10.9	Form of Registration Rights Agreement between Cryptyde, Inc. and Hudson Bay Master Fund Ltd., dated November 11, 2021 (previously filed with the Securities and Exchange Commission as Exhibit 10.13 to the Registrant’s Amendment No. 1 to Form 10 on January 25, 2022)

10.10#	Note Securities Purchase Agreement, dated January 26, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 12 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.10.1	First Amendment to Note Securities Purchase Agreement between Hudson Bay Master Fund Ltd., and Cryptyde, Inc., dated May 5, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.10.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

II-3

10.11	Registration Rights Agreement, dated January 26, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.13 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.12	Form of Note related to the January 26, 2022 Note Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.14 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.13	Form of Warrant related to the January 26, 2022 Note Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.15 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.14	Form of Pledge Agreement related to the January 26, 2022 Note Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.16 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.15	Amendment Agreement, dated July 28, 2022, by and between Cryptyde, Inc. and Hudson Bay Master Fund Ltd. (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 28, 2022)

10.16#	Equity Private Placement, dated January 26, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.17 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.16.1	Amendment to Securities Purchase Agreement,by and among Cryptyde, Inc. and BHP Capital NY, Inc., dated April 18, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.15.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.17	Form of Warrant related to the January 26, 2022 Equity Private Placement (previously filed with the Securities and Exchange Commission as Exhibit 18 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.18#	Milestone Agreement, entered into in April 2022, between Cryptyde, Inc., Emmersive Entertainment, Inc., and certain former shareholders of Emmersive Entertainment, Inc. identified therein. (previously filed with the Securities and Exchange Commission as Exhibit 10.17 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.19	Hudson Bay Master Fund Ltd. Warrants dated May 18, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 24, 2022)

10.20	Palladium Capital Group, LLC Warrants dated May 18, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 24, 2022)

10.21	CVI Investments, Inc. Warrants dated May 18, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed May 24, 2022)

10.22	Armistice Capital Master Fund Ltd Warrants dated May 18, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed May 24, 2022)

10.23	BHP Capital NY, Inc. Warrants dated May 20, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed May 24, 2022)

16.1	Letter from Marcum LLP regarding change in certifying accountant of Ferguson Containers

21.1	Subsidiaries of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 21.1.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022 with a filing date of June 8, 2022)

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

23.3	Consent of Morison Cogen LLP

107	Filing Fees

+	Management contract or compensatory plan or arrangement.

#	Schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Safety Harbor, State of Florida, on August 12, 2022.

Cryptyde, Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer and President

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POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Brian McFadden and Brett Vroman, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian McFadden	Chief Executive Officer, President and Director	August 12, 2022
Brian McFadden	(principal executive officer)

/s/ Brett Vroman	Chief Financial Officer	August 12, 2022
Brett Vroman	(principal financial and principal accounting officer)

/s/ Kevin O’Donnell	Chairman	August 12, 2022
Kevin O’Donnell

/s/ Frank Jennings	Director	August 12, 2022
Frank Jennings

/s/ Louis Foreman	Director	August 12, 2022
Louis Foreman

/s/ Mary Ann Halford	Director	August 12, 2022
Mary Ann Halford

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